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EXHIBIT 4.6 - FORM OF TRANSFER AND SERVICING AGREEMENT





                        TRANSFER AND SERVICING AGREEMENT

                                      among

                         DC FUNDING INTERNATIONAL, INC.

                                   Transferor,

                       FIRST NORTH AMERICAN NATIONAL BANK,

                                    Servicer,

                                       and

                      FNANB CREDIT CARD MASTER NOTE TRUST,

                                     Issuer

                              Dated as of [ ], 2002

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
ARTICLE I       DEFINITIONS .........................................................  1

         Section 1.1.  Definitions ..................................................  1

         Section 1.2.  Other Definitional Provisions ................................  1

         Section 1.3.  Monthly Allocation of Finance Charge Receivables .............  2

ARTICLE II      CONVEYANCE OF RECEIVABLES ...........................................  3

         Section 2.1.  Conveyance of Receivables ....................................  3

         Section 2.2.  Acceptance by Issuer .........................................  5

         Section 2.3.  Representations and Warranties of Transferor Relating to
                       Transferor ...................................................  5

         Section 2.4.  Representations and Warranties of Transferor Relating to
                       this Agreement and the Receivables ...........................  7

         Section 2.5.  Covenants of Transferor ...................................... 12

         Section 2.6.  Addition of Accounts ......................................... 16

         Section 2.7.  Removal of Accounts .......................................... 19

         Section 2.8.  Discount Option .............................................. 21

ARTICLE III     ADMINISTRATION AND SERVICING OF RECEIVABLES ......................... 21

         Section 3.1.  Acceptance of Appointment and Other Matters Relating to
                       the Servicer ................................................. 21

         Section 3.2.  Servicing Compensation ....................................... 22

         Section 3.3.  Representations; Warranties and Covenants of the Servicer .... 23

         Section 3.4.  Reports and Records for the Indenture Trustee; Bank
                       Account Statements ........................................... 25

         Section 3.5.  Annual Servicer's Certificate ................................ 25

         Section 3.6.  Annual Independent Public Accountants' Servicing
                       Report ....................................................... 26

         Section 3.7.  Tax Treatment ................................................ 26

         Section 3.8.  Notices to Transferor ........................................ 27

         Section 3.9.  Reports to the Commission .................................... 27

ARTICLE IV      OTHER MATTERS RELATING TO TRANSFEROR ................................ 27

         Section 4.1.  Liability of Transferor ...................................... 27

         Section 4.2.  Merger or Consolidation of, or Assumption of the
                       Obligations of, Transferor etc ............................... 27

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
         Section 4.3. Limitation on Liability of Transferor .......................  28

ARTICLE V     OTHER MATTERS RELATING TO THE SERVICER ..............................  29

         Section 5.1. Liability of the Servicer ...................................  29

         Section 5.2. Merger or Consolidation of, or Assumption of the
                      Obligations of, the Servicer ................................  29

         Section 5.3. Limitation on Liability of the Servicer and Others ..........  30

         Section 5.4. Indemnification of the Issuer and the Owner Trustee .........  30

         Section 5.5. The Servicer Not to Resign ..................................  31

         Section 5.6. Access to Certain Documentation and Information Regarding
                      the Receivables .............................................  31

         Section 5.7. Delegation of Duties ........................................  32

         Section 5.8. Examination of Records ......................................  32

ARTICLE VI    INSOLVENCY EVENTS ...................................................  32

         Section 6.1. Rights upon the Occurrence of an Insolvency Event ...........  32

ARTICLE VII   SERVICER DEFAULTS ...................................................  33

         Section 7.1. Servicer Defaults ...........................................  33

         Section 7.2. Indenture Trustee to Act; Appointment of Successor ..........  34

         Section 7.3. Notification to Noteholders .................................  36

ARTICLE VIII  TERMINATION .........................................................  36

         Section 8.1. Termination of Agreement ....................................  37

ARTICLE IX    MISCELLANEOUS PROVISIONS ............................................  37

         Section 9.1. Amendment; Waiver of Past Defaults ..........................  37

         Section 9.2. Protection of Right, Title and Interest to Issuer ...........  39

         Section 9.3. GOVERNING LAW ...............................................  40

         Section 9.4. Notices; Payments ...........................................  40

         Section 9.5. Severability of Provisions ..................................  41

         Section 9.6. Further Assurances ..........................................  41

         Section 9.7. No Waiver; Cumulative Remedies ..............................  41

         Section 9.8. Counterparts ................................................  41

         Section 9.9. Third-Party Beneficiaries ...................................  41

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    Section 9.10. Actions by Noteholders ................................     42

    Section 9.11. Rule 144A Information .................................     42

    Section 9.12. Merger and Integration ................................     42

    Section 9.13. No Bankruptcy Petition ................................     42

    Section 9.14. Rights of Indenture Trustee ...........................     43

    Section 9.15. Rights of the Owner Trustee ...........................     43

    Section 9.16. Limited Recourse ......................................     43

EXHIBITS
EXHIBIT A    Form of Assignment of Receivables in Additional Accounts ...    A-1
EXHIBIT B-1  Form of Reassignment of Receivables in Removed  Accounts ...    B-1
EXHIBIT C-1  Form of Series Closing Date Report .........................    C-1
EXHIBIT D-1  Form of Monthly Servicer's Certificate .....................    D-1
EXHIBIT E    Form of Annual Servicer's Certificate ......................    E-1
EXHIBIT F-1  Form of Opinion of Counsel with Respect to Amendments ......  F-1-1
EXHIBIT F-2  Form of Opinion of Counsel with Respect to Accounts ........  F-2-1
EXHIBIT F-3  Provisions to be Included in Annual Opinion of Counsel .....  F-3-1
EXHIBIT G-1  Certificate of Incorporation ...............................    G-1
EXHIBIT H-1  Procedure for Removal of Defaulted Accounts ................    H-1

SCHEDULES

SCHEDULE 1   List of Accounts ...........................................    1-1

                                     iii

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         TRANSFER AND SERVICING AGREEMENT, dated as of [ ], 2002 (this
"Agreement") among DC FUNDING INTERNATIONAL, INC., a Delaware corporation, as Transferor, FIRST NORTH AMERICAN NATIONAL BANK, a national banking association, as Servicer, and FNANB CREDIT CARD MASTER NOTE TRUST, a business trust organized under the laws of the State of Delaware, as Issuer.

         In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties, the Noteholders and any Series Enhancer to the extent provided herein, in the Indenture and in any Indenture Supplement:

                                   ARTICLE I

                                   DEFINITIONS

     Section 1.1. Definitions. Capitalized terms used herein and not otherwise defined herein are defined in Annex A to the Indenture, dated as of the date hereof, between FNANB Credit Card Master Note Trust and JPMorgan Chase Bank.

     Section 1.2. Other Definitional Provisions. (a) All terms defined in Annex A to the Indenture or in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions of all terms defined herein shall include the singular as well as the plural form of such terms and the masculine of such terms as well as the feminine and neuter genders of such terms.

             (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in Annex A to the Indenture, and accounting terms partly defined in Annex A to the Indenture to the extent not defined, shall have the respective meanings given to them under GAAP on the date of determination. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein shall control.

             (c) The representations, warranties and covenants of DC
Funding in this Agreement in its capacity as Transferor shall be deemed to be the representations, warranties and covenants of DC Funding solely in such capacity for so long as it acts in such capacity under this Agreement. The representations, warranties and covenants of the Bank in this Agreement in its capacity as Servicer shall be deemed to be the representations, warranties and covenants of the Bank solely in such capacity for so long as it acts in such capacity under this Agreement.

             (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a

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whole and not to any particular provision of this Agreement; Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the word "including" means including without limitation.

                                   ARTICLE II

                            CONVEYANCE OF RECEIVABLES

     Section 2.1. Conveyance of Receivables. By execution of this Agreement, the Transferor does hereby transfer, assign, set over and otherwise convey to the Issuer, for the benefit of the Noteholders, without recourse except as provided herein, (a) all its right, title and interest in, to and under the Collateral Certificate, and (b) effective on the Certificate Trust Termination Date, all its right, title and interest in and to the Receivables created on or after the Certificate Trust Termination Date, all monies due or to become due and all amounts received with respect to such Receivables (including Finance Charge Receivables and Recoveries), all proceeds of such Receivables (including Insurance Proceeds) and the Interchange Amount with respect to each Collection Period commencing on or after the Certificate Trust Termination Date. Effective on the Certificate Trust Termination Date, the Transferor does hereby further transfer, assign, set-over, and otherwise convey to the Issuer, for the benefit of the Noteholders, all of its rights, remedies, powers, privileges and claims under or with respect to the Receivables Purchase Agreement (whether arising pursuant to the terms of the Receivables Purchase Agreement or otherwise available to the Transferor at law or in equity), including, without limitation, the rights of the Transferor to enforce the Receivables Purchase Agreement and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Receivables Purchase Agreement. The property described in the prior two sentences, together with all monies as are from time to time deposited in the Collection Account, the Excess Funding Account and any other account or accounts maintained for the benefit of the Noteholders (including, to the extent specified in the related Indenture Supplement, investment earnings on such amounts), all proceeds of the foregoing and all monies as are from time to time available under any Enhancement for any Series for payment to Noteholders, shall constitute the property of the Issuer (the "Trust Assets"). The foregoing transfer, assignment, set-over and conveyance does not constitute and is not intended to result in a creation or an assumption by the Issuer, the Indenture Trustee or any Noteholder of any obligation of the Servicer, the Transferor or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto including, without limitation, any obligation to any Obligors, merchant service establishments or insurers.

         In connection with the foregoing transfers, (i) on or prior to the date of this Agreement, the Transferor shall deliver to the Owner Trustee a registered certificate representing the Collateral Certificate, and (ii) on or prior to the Certificate Trust Termination Date, the Transferor agrees to record and file (and

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does hereby authorize the Issuer to record and file), at the expense of the
Transferor, financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Receivables created on or after the Certificate Trust Termination Date for the transfer of accounts (as defined in the UCC as in effect in the Relevant UCC State) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the transfers and assignments of such Receivables by the Transferor to the Issuer, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Indenture Trustee on or prior to the Certificate Trust Termination Date (which may, for the purposes of this Section 2.1, consist of telephone confirmation of such filing) and, in the case of continuation statements, as soon as reasonably practical after receipt thereof.

         In connection with the foregoing transfers, the Transferor agrees, at its own expense, on or prior to the Certificate Trust Termination Date, to indicate clearly and unambiguously in its computer files that the Receivables created on or after the Certificate Trust Termination Date in connection with the Accounts (other than any Additional Account or Automatic Additional Account designated after the Certificate Trust Termination Date) have been transferred to the Issuer pursuant to this Agreement for the benefit of the Noteholders. The Transferor further agrees to deliver to the Owner Trustee (a) on or before the third Business Day following the Certificate Trust Termination Date, a computer file or microfiche list containing a true and complete list of all such Accounts, identified by account number as of the Certificate Trust Termination Date and (b) so long as Automatic Additional Accounts are being included automatically pursuant to Section 2.6(d), on or prior to each Distribution Date after the Certificate Trust Termination Date, a new computer file or microfiche list containing a true and complete list of all Accounts identified as described in the preceding clause (a) as of the last day of the most recent Collection Period or an Officer's Certificate stating that the file or list of Accounts most recently delivered pursuant to this subsection remains a true and complete list of all Accounts. Such file or list shall be marked as Schedule 1 to this Agreement, shall be delivered to the Indenture Trustee as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement. Any such additional file or list shall be marked as Schedule 1 to this Agreement, shall be delivered to the Indenture Trustee as confidential and proprietary, shall replace the then existing Schedule 1 to this Agreement, and shall be incorporated into and made a part of this Agreement. The Transferor agrees, at its own expense, by the end of each Collection Period beginning on or after the Certificate Trust Termination Date in which any Transferred Accounts have been originated to indicate clearly and unambiguously in its computer files that the Receivables created in connection with the Transferred Accounts have been transferred to the Issuer pursuant to this Agreement for the benefit of the Noteholders.

         The parties hereto intend that each transfer of Receivables and other Trust Assets pursuant to this Section 2.1 or any Assignment constitute a sale, and not a secured borrowing, for all purposes, including for accounting purposes. If and to

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the extent that, notwithstanding such intent, the transfer pursuant to this
Section 2.1 is not deemed to constitute a sale, the Transferor shall be deemed hereunder to have granted and does hereby grant to the Issuer, for the benefit of the Noteholders, a security interest in all of its right, title and interest, whether now owned or hereafter acquired, in and to the Receivables and all other Trust Assets to secure the payment of each Series and this Agreement shall constitute a security agreement under the UCC.

     Section 2.2. Acceptance by Issuer.

     (a) The Issuer hereby acknowledges its acceptance, to the extent validly transferred, assigned, set over or otherwise conveyed to the Issuer as provided in Section 2.1, of all right, title and interest previously held by the Transferor in and to (i) the Collateral Certificate and (ii) the Receivables created on or after the Certificate Trust Termination Date and all other Trust Assets and declares that it shall hold such right, title and interest, in trust as herein set forth and subject to the terms hereof, for the benefit of all Noteholders.

     (b) The Owner Trustee hereby agrees not to disclose to any Person (including any Noteholder or Note Owner) any of the account numbers or other information contained in the computer files or microfiche lists delivered to the Issuer by the Transferor pursuant to Sections 2.1 and 2.6, except as is required in connection with the performance of its duties hereunder or as may be provided in any Indenture Supplement, or in connection with audits, examinations, investigations and other inquiries which are required in connection with the Owner Trustee's regulatory supervision or in response to a court order, subpoena, or other judicial or governmental demand or in enforcing the rights of the Noteholders or to a Successor Servicer appointed pursuant to Section 7.2(a) or a successor Owner Trustee appointed pursuant to the Trust Agreement. The Owner Trustee agrees to take such measures as shall be necessary or reasonably requested by the Transferor or the Bank to protect and maintain the security and confidentiality of such information.

     (c) The Owner Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Issuer other than as contemplated in the Transaction Documents.

     Section 2.3. Representations and Warranties of the Transferor Relating to the Transferor. The Transferor hereby represents and warrants to the Issuer as of the date of this Agreement and, with respect to any Series, as of the date of the related Indenture Supplement and the related Closing Date, unless otherwise stated in such Indenture Supplement, that:

     (i) Organization and Good Standing. The Transferor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business

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is presently conducted, to execute, deliver and perform its obligations under this Agreement.

         (ii) Due Qualification. The Transferor is duly qualified to do business and is in good standing (or is exempt from such requirements) and has obtained all necessary licenses and approvals with respect to the Transferor, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any Account Agreement relating to an Account or any Receivable unenforceable by it or the Issuer or would have a material adverse effect on the Noteholders or on the Transferor's or the Servicer's ability to perform its obligations under this Agreement; provided, however, that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Indenture Trustee would have to obtain to do business in any state in which the Indenture Trustee seeks to enforce any Receivable.

         (iii) Due Authorization. The execution, delivery and performance of this Agreement by the Transferor and the consummation by the Transferor of the transactions provided for in this Agreement have been duly authorized by the Transferor by all necessary action on the part of the Transferor.

         (iv) No Violation. The execution and delivery of this Agreement by the Transferor, the performance by the Transferor of the transactions contemplated by this Agreement and the fulfillment by the Transferor of the terms hereof will not conflict with, violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Transferor or any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it or any of its properties are bound.

         (v) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Transferor, threatened against the Transferor before any court, regulatory body, administrative agency, arbitrator or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or (v) seeking to affect adversely the Federal income tax attributes of the Issuer.

         (vi) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required to be obtained on or prior to the date as of which this representation is being made in connection with the execution and delivery by the Transferor of this Agreement, the performance by the Transferor of the transactions contemplated

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by this Agreement and the fulfillment by the Transferor of the terms hereof, have been obtained.

         (vii) Computer File. From and after the Certificate Trust Termination Date, the initial computer file or microfiche list delivered pursuant to Section
2.1 is complete and accurately reflects the information regarding the Receivables under the Accounts in all material respects as of the applicable time referred to in Section 2.1.

The representations and warranties set forth in this Section 2.3 shall survive the transfer and assignment of the Collateral Certificate and the Receivables to the Issuer and termination of the rights and obligations of the Servicer pursuant to Section 7.1. Upon discovery by the Transferor, the Servicer or the Owner Trustee of a breach of any of the representations and warranties set forth in this Section 2.3, the party discovering such breach shall give prompt written notice thereof to the others.

     Section 2.4. Representations and Warranties of the Transferor Relating to this Agreement and the Receivables.

     (a) Binding Obligation; Valid Transfer and Security Interest. The Transferor hereby represents and warrants to the Issuer, as of date of this Agreement and, with respect to any Series, as of the related Closing Date, unless otherwise stated in the related Indenture Supplement, that:

          (i) This Agreement constitutes a legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, subject to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

          (ii) This Agreement constitutes either (A) a valid transfer and assignment to the Issuer of all right, title and interest of the Transferor in and to (1) the Collateral Certificate, and (2) effective on the Certificate Trust Termination Date, the Receivables created on or after the Certificate Trust Termination Date (other than Receivables in Additional Accounts), all monies due or to become due and all amounts received with respect thereto on or after the Certificate Trust Termination Date and all proceeds thereof (to the extent set forth in Section 9-315 of the UCC as in effect in the Relevant UCC State), and such Collateral Certificate and Receivables and all proceeds thereof will be transferred to the Issuer free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates, except for (x) Liens permitted under
     Section 2.5(b), (y) the interest of the Transferor as holder of the Exchangeable Transferor

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     Certificate or any other Class held by the Transferor from time to time and
     (z) any right of the holder of the Exchangeable Transferor Certificate to receive interest accruing on, and investment earnings with respect to, the Collection Account or any other account or accounts maintained for the benefit of the Noteholders or any Enhancement Provider as provided in the Transaction Documents or (B) a grant of a security interest (as defined in the UCC as in effect in the Relevant UCC State) in such property to the Issuer.

          (iii) If this Agreement constitutes the grant of a security interest in the Trust Assets to the Issuer:

                     (A) this Agreement creates a valid and continuing security interest (as defined in the UCC of the Relevant UCC State) in the Trust Assets in favor of the Issuer, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Transferor;

                     (B) the Receivables transferred by the Transferor constitute "accounts" within the meaning of the UCC of the Relevant UCC State;

                     (C) at the time of its transfer of any Trust Assets to the Issuer pursuant to this Agreement, the Transferor owned and had good and marketable title to such Trust Assets free and clear of any Lien, claim or encumbrance of any Person (other than any Lien described in clause (x), (y) or (z) of paragraph (ii) above);

                     (D) the Transferor has caused or will have caused, within ten (10) days of the Certificate Trust Termination Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables and the proceeds thereof granted to the Issuer pursuant to this Agreement;

                     (E) other than the security interest granted to the Issuer pursuant to this Agreement or an Assignment or any security interest that has been released, the Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Trust Assets;

                     (F) the Transferor has not authorized the filing of and is not aware of any financing statements filed against the Transferor that include a description of the Receivables created on or after the Certificate Trust Termination Date other than any financing statement relating to the transfer of the Receivables to

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          the Transferor pursuant to the Receivables Purchase Agreement or the security interest granted to the Issuer pursuant to this Agreement or an Assignment or any financing statement that has been terminated; and

                     (G) the Transferor is not aware of any judgment or tax lien filings against the Transferor.

     Except as otherwise specifically provided in the Transaction Documents, neither the Transferor nor any Person claiming through or under the Transferor shall have any claim to or interest in the Collection Account or any other account or accounts maintained for the benefit of Noteholders or any Enhancement Provider, except for any right of the Transferor to receive interest accruing on, and investment earnings with respect to, any such account as provided in the Transaction Documents and, if this Agreement constitutes the grant of a security interest in such property, except for the interest of the Transferor in such property as a debtor for purposes of the UCC as in effect in the Relevant UCC State.

     (b) Eligibility of Receivables. The Transferor shall be deemed to represent and warrant to the Issuer (i) on each day on or after the Certificate Trust Termination Date on which the Transferor designates an Automatic Additional Account pursuant to Section 2.6(d), that each Automatic Additional Account designated on such day is an Eligible Account and that no selection procedures believed by the Transferor to be materially adverse to the interests of the Noteholders or any Enhancement Provider were used in selecting such Automatic Additional Account from the available Eligible Accounts in the Transferor's portfolio of MasterCard and VISA credit card accounts, (ii) on each day on or after the Certificate Trust Termination Date on which any new Receivable is created (including, without limitation, any Receivable created in any Automatic Additional Account), that each Receivable created on such day is an Eligible Receivable and (iii) on each day on or after the Certificate Trust Termination Date on which a computer file or microfiche list is delivered pursuant to
Section 2.1(b) (including, without limitation, any computer file or microfiche list delivered with respect to Automatic Additional Accounts), that such computer file or microfiche list is an accurate and complete listing of all the Accounts in all material respects as of the last day of the preceding Collection Period and that the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder was true and correct in all material respects as of the last day of such preceding Collection Period.

     (c) Notice of Breach. The representations and warranties set forth in this
Section 2.4 shall survive the transfer and assignment of the Collateral Certificate and the Receivables to the Issuer and the termination of the rights and obligations of the Servicer pursuant to Section 7.1. The representations and warranties set forth in Section 2.4(a)(iii) shall not be waived by any of the parties to this Agreement unless the Rating Agency Condition shall have been satisfied. Upon discovery by the Transferor, the Servicer or the Owner Trustee of a breach

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of any of the representations and warranties set forth in this Section 2.4, the party discovering such breach shall give prompt written notice thereof to the others.

     (d)  Transfer of Ineligible Receivables.

     (i) Automatic Removal. In the event that a Receivable created on or after the Certificate Trust Termination Date is not an Eligible Receivable as a result of the failure to satisfy the conditions set forth in clause (iv) of the definition of Eligible Receivable, and either of the following two conditions is met:

               (A) the Lien on such Receivable (1) ranks prior to the Lien created pursuant to this Agreement, (2) arises in favor of the United States or any state or any agency or instrumentality thereof or involves taxes or liens arising under Title IV of ERISA, or (3) has been consented to by the Transferor; or

               (B) the Lien on such Receivable is not of the types described in clause (A) above, but, as a result of such breach or event, such Receivable becomes a Receivable in a Defaulted Account or the Issuer's rights in, to or under such Receivable or its proceeds are materially impaired or the proceeds of such Receivable are not available for any reason to the Issuer free and clear of any Lien (other than Liens permitted under Section 2.5(b));

then, upon the earlier to occur of the discovery of such breach or event by the Transferor or the Servicer or receipt by the Transferor or the Servicer of written notice of such breach or event given by the Issuer, each such Receivable or, at the option of the Transferor, all such Receivables with respect to the related Account, shall be automatically removed from the Issuer on the terms and conditions set forth in Section 2.4(d)(iii).

     (ii) Removal after Cure Period. In the event that any of the representations and warranties set forth in Section 2.4(b) or in Section 5(c), 5(d), 5(e) or 5(f) of any Assignment is breached with respect to a Receivable (other than as a result of the failure to satisfy the conditions set forth in clause (iv) of the definition of Eligible Receivable) and, as a result of such breach, such Receivable becomes a Receivable in a Defaulted Account or the Issuer's rights in, to or under such Receivable or its proceeds are materially impaired or the proceeds of such Receivable are not available for any reason to the Issuer free and clear of any Lien (other than Liens permitted under Section 2.5(b)), then, upon the expiration of 60 days or any longer period agreed upon by the Indenture Trustee (not to exceed an additional 90 days) from the earlier to occur of the discovery of any such breach by the Transferor or the Servicer or receipt by the Transferor or the Servicer of written notice of such breach given by the Owner Trustee, each such Receivable or, at the option of the Transferor, all such Receivables with respect to the related

Account, shall be removed from the Issuer on the terms and conditions set forth in Section 2.4(d)(iii); provided, however, that no such removal shall be required to be made if, on any day within such applicable period, (A) such representation and warranty with respect to such Receivable shall then be true and correct in all material respects as if such Receivable had been created on such day, and (B) the related Account is no longer a Defaulted Account as the result of the breach of such representation and warranty, and the Issuer's rights in, to or under such Receivable or its proceeds are no longer materially impaired as a result of a breach of such representation and warranty, and the proceeds of such Receivable are available to the Issuer free and clear of all Liens resulting in the breach of such representation and warranty, as applicable.

         (iii) Reassignment Terms and Conditions. When required or permitted with respect to a Receivable by the provisions of Section 2.4(d)(i) or Section 2.4(d)(ii) (an "Ineligible Receivable"), the Transferor shall accept reassignment of such Ineligible Receivable by directing the Servicer to deduct the principal balance of such Ineligible Receivable from the Aggregate Principal Receivables and to decrease the Transferor Amount by such amount. On and after the date of such reassignment, each Ineligible Receivable shall be deducted from the Aggregate Principal Receivables used in the calculation of any Invested Percentage, any Fixed Allocation Percentage, any Floating Allocation Percentage, the Transferor Percentage and the Transferor Amount. In the event that the exclusion of an Ineligible Receivable from the calculation of the Transferor Amount would cause the Transferor Amount to be reduced below zero or would otherwise not be permitted by law, the Transferor shall deposit into the Excess Funding Account not later than 3:00 P.M. (New York City time) on the date of such reassignment, in immediately available funds, an amount equal to the amount by which the Transferor Amount would be reduced below zero. The Transferor shall make such deposit out of funds received by it from the Bank pursuant to Section
6.1 of the Receivables Purchase Agreement. Any such deposit into the Excess Funding Account in connection with the reassignment of an Ineligible Receivable shall be considered a payment in full of the Ineligible Receivable and such deposit shall be applied in accordance with the provisions of Article VIII of the Indenture. Upon the reassignment to the Transferor of an Ineligible Receivable, the Issuer shall, without further action, be deemed to transfer, assign, set over and otherwise convey to the Transferor, without recourse, representation or warranty, all right, title and interest of the Issuer in and to such Ineligible Receivable, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof. The Owner Trustee shall execute such documents and instruments of transfer or assignment as are prepared by the Transferor and take such other actions as shall reasonably be requested by the Transferor to effect the conveyance of such Ineligible Receivable pursuant to this subsection. In the event that on any day within 60 days, or any longer period agreed upon by the Indenture Trustee (not to exceed an additional 120 days), of the date on which the removal of Receivables which are not Eligible Receivables from the Issuer pursuant to this Section 2.4(d)(iii) is effected, (A) the applicable representations and warranties with respect to such Receivable shall be true and correct in all material respects on such date and (B) the Receivable is an Eligible Receivable, the related Account is no longer a Defaulted Account and the Issuer's rights in, to or under such Receivable or its proceeds are no longer materially impaired as a result of the breach of such representation and warranty and the proceeds of such Receivable are available to the Issuer free and clear of all Liens resulting in the breach of such representation and warranty, the Transferor may, but shall not be required to, direct the Servicer to include such Receivable in the Issuer. Upon reinclusion of a Receivable in the Issuer pursuant to this subsection, the Transferor shall be deemed to make the applicable representations and warranties in Section 2.4(b) as of the date of such addition, as if the Receivable had been created on such date, and shall execute all such necessary documents and instruments of transfer or assignment and take such other actions as shall be necessary to effect and perfect the reconveyance of such Receivable to the Issuer. The obligation of the Transferor set forth in this subsection shall constitute the sole remedy respecting any breach by the Transferor of the representations and warranties set forth in the above-referenced subsections with respect to such Receivable available to the Issuer, the Noteholders or the Indenture Trustee on behalf of the Noteholders. Notwithstanding any other provision of this Section 2.4(d), a reassignment of an Ineligible Receivable shall not occur if the Transferor fails to make a deposit or designation of Additional Accounts required by this Section 2.4(d) with respect to such Ineligible Receivable.

         (iv) No Impairment. For the purposes of Sections 2.4(d)(i) and 2.4(d)(ii), proceeds of a Receivable shall not be deemed to be impaired hereunder solely because such proceeds are held by the Servicer for more than the applicable period under Section 9-315 of the UCC as in effect in the Relevant UCC State.

          (e) Reassignment of Issuer Portfolio.

          In the event that on and after the Certificate Trust Termination Date,
(i) any of the representations and warranties set forth in Section 2.3(i), 2.3(iii) or 2.4(a) or in Section 5(a) or 5(b) of any Assignment is breached or
(ii) a material amount of Receivables are not Eligible Receivables and, in either case, such event has a materially adverse effect on the Noteholders (without regard to the amount of any Enhancement), either the Indenture Trustee or the Holders of Notes aggregating more than 50% of the Aggregate Invested Amount, by notice then given in writing to the Transferor (and to the Indenture Trustee and the Servicer, if given by the Noteholders), may direct the Transferor to accept reassignment of all Receivables within 60 days of such notice, or within such longer period as may be specified in such notice (not to exceed an additional 90 days), and the Transferor shall be obligated to accept such reassignment on a Distribution Date specified by the Transferor occurring within such applicable period on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made, and the Transferor shall not be obligated to accept such reassignment, if, on the Business Day prior to such Distribution Date, the representations and warranties set forth in Sections 2.3(i), 2.3(iii) and 2.4(a) or in Sections 5(a) and 5(b) of such Assignment shall then be true and correct in all material respects or there shall no longer be a material amount of Receivables which are not Eligible Receivables, as the case may be. The Transferor shall deposit in the Collection Account on the Business Day prior to such Distribution Date (in immediately available funds) an amount equal to the reassignment deposit amount for such Receivables for distribution pursuant to the provisions of Article VIII of the Indenture. The deposit amount for such reassignment shall be equal to the Aggregate Invested Amount at the close of business on the Record Date related to the Distribution Date with respect to which such deposit is made (less the aggregate principal amount then on deposit in the Excess Funding Account and any principal funding account relating to any Series), plus (i) an amount equal to all accrued but unpaid interest on the Notes of all Series at the applicable Note Interest Rates through the end of the respective interest accrual period(s) of such Series and (ii) any other unpaid amounts required to be paid pursuant to this Section 2.4(e) or under any Indenture Supplement or Enhancement Agreement. The Transferor shall make such deposit out of funds received by it from the Bank pursuant to Section 6.2 of the Receivables Purchase Agreement. Payment of the reassignment deposit amount and all other amounts in the Collection Account in respect of the preceding Collection Period shall be considered a prepayment in full of all such Receivables. On the Distribution Date with respect to which such amount has been deposited in full into the Collection Account, the Receivables and all monies due or to become due and all amounts received with respect thereto and all proceeds thereof (after payment of all amounts otherwise due on or before such date pursuant to the terms of any Indenture Supplement or Enhancement Agreement) shall be released to the Transferor and the Owner Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be reasonably requested by the Transferor to vest in the Transferor, or its designee or assignee, all right, title and interest of the Issuer in and to the Receivables, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof. If the Indenture Trustee or the Noteholders give a notice directing the Transferor to accept reassignment as provided herein and the Transferor is obligated to accept such reassignment as provided herein, then such obligation of the Transferor shall constitute the sole remedy respecting a breach of the representations and warranties contained in Section 2.3(i), 2.3(iii) or 2.4(a) or Section 5(a) or 5(b) of any Assignment or there being a material amount of Receivables which are not Eligible Receivables available to the Issuer, the Noteholders or the Indenture Trustee on behalf of the Noteholders.

         (f) Nothing contained in this Section 2.4 shall create an obligation on the part of the Owner Trustee to verify the accuracy or continued accuracy of the representations or warranties contained in this Section 2.4. The Owner Trustee shall have no obligation to give any notice pursuant to this Section 2.4 unless it has actual knowledge of facts which would permit the giving of such notice.

         Section 2.5. Covenants of the Transferor. The Transferor hereby covenants that:

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

     (a) Receivables Not to be Evidenced by Instruments or Chattel Paper. The Transferor will take no action to cause any Receivable to be evidenced by an instrument or chattel paper (each as defined in the UCC as in effect in the Relevant UCC State) and will not cause or permit the Bank to take any such action (other than in its capacity as Servicer in connection with its enforcement or collection of an Account).

     (b) Security Interests. Except for the conveyances hereunder and under the Pooling and Servicing Agreement, the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien arising through or under the Transferor on, any Receivable, whether now existing or hereafter created, or any interest therein, the Transferor will notify the Indenture Trustee of the existence of any Lien on any Receivable transferred by the Transferor immediately upon discovery thereof, and, on and after the Certificate Trust Termination Date, the Transferor will defend the right, title and interest of the Issuer in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor; provided, however, that nothing in this Section 2.5(b) shall prevent or be deemed to prohibit the Transferor from suffering to exist upon any of the Receivables any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Transferor or the Bank shall currently be contesting the validity thereof in good faith by appropriate proceedings and the Transferor shall have set aside on its books adequate reserves under generally accepted accounting principles with respect thereto; and, provided further, that nothing in this subsection shall prohibit the Transferor from conveying an interest in the Exchangeable Transferor Certificate in accordance with the Trust Agreement.

     (c) Account Agreements and Account Guidelines. The Receivables Purchase Agreement may permit the Bank to change the terms and provisions of the Account Agreements or the Account Guidelines in any respect (including, without limitation, the required minimum monthly payment, the calculation of the amount, or the timing, of charge-offs and the Finance Charges and other fees to be assessed thereon) only if such change (i) would not, in the reasonable belief of the Bank, cause an Early Amortization Event to occur and (ii) is made applicable to the comparable segment of the revolving credit card accounts owned and serviced by the Bank that have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change, except as otherwise restricted by an endorsement, sponsorship or other agreement between the Bank and an unrelated third party or by the terms of the Account Agreements.

     (d) Account Allocations. In the event that the Transferor is unable for any reason to transfer Receivables created on and after the Certificate Trust Termination Date to the Issuer in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 6.1 or a binding order of any Governmental Authority), then, in any such event, (A) the Transferor agrees (except as prohibited by any such order) to allocate and pay to the Issuer, after the date of such inability, all Collections of Principal Receivables and Discount Option Receivables transferred to the Issuer prior to the occurrence of such event and all amounts which would have constituted Collections of Principal Receivables and Discount Option Receivables but for the Transferor's inability to transfer such Receivables to the Issuer (up to an aggregate amount equal to the Aggregate Principal Receivables and the Discount Option Receivables in the Issuer as of such date), (B) the Transferor agrees to have such amounts applied as Collections in accordance with Article VIII of the Indenture and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (A) and (B) above, all Collections of Principal Receivables and Discount Option Receivables and all amounts which would have constituted Collections of Principal Receivables and Discount Option Receivables but for the Transferor's inability to transfer Receivables to the Issuer which are charged off as uncollectible in accordance with this Agreement and the Account Guidelines shall continue to be allocated in accordance with Article VIII of the Indenture and all amounts which would have constituted Collections of Principal Receivables and Discount Option Receivables but for the Transferor's inability to transfer Receivables to the Issuer shall be deemed to be Collections of Principal Receivables for the purpose of calculating the Invested Percentage with respect to any Series and the Aggregate Invested Percentage. If the Transferor is unable pursuant to any Requirement of Law to allocate amounts as described above, the Transferor agrees (except as prohibited by law) to allocate payments on each Account with respect to the balance of such Account first to the oldest Receivable in such Account and to have such payments applied as Collections in accordance with Article VIII of the Indenture. Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables or Discount Option Receivables which have been conveyed to the Issuer, or which would have been conveyed to the Issuer but for the Transferor's inability to transfer Receivables to the Issuer, shall continue to be property of the Issuer notwithstanding any cessation of the transfer of additional Principal Receivables and Discount Option Receivables to the Issuer and Collections with respect thereto shall continue to be allocated and paid in accordance with Article VIII of the Indenture.

     (e) Delivery of Collections. In the event that the Transferor receives Collections, the Transferor agrees to pay to the Servicer all payments received by the Transferor with respect to such Collections promptly, and in no event later than two Business Days, after receipt thereof by the Transferor.

     (f) Separate Corporate Existence. The Transferor shall operate as an entity with assets and liabilities distinct from those of Circuit City, the Bank and each other Affiliate of Circuit City and shall comply with the provisions of its certificate of incorporation attached as Exhibit G-1.

     (g) Amendments to Certificate of Incorporation. The Transferor shall deliver to each Rating Agency prior written notice of any amendment to its amended and restated certificate of incorporation and shall not amend, alter, change or repeal Article III, VI, VII, VIII, IX, X or XI of its amended and restated certificate of incorporation or the defined term "Independent Director" or "Material Action" set forth in Article XII of its amended and restated certificate of incorporation unless the Rating Agency Condition shall have been satisfied.

     (h) Amendments to Receivables Purchase Agreement. The Transferor shall not amend, supplement or otherwise modify the Receivables Purchase Agreement to add any Person as a seller thereunder or enter into a new receivables purchase agreement with any Person other than the Bank unless, in each case, the Rating Agency Condition shall have been satisfied.

     Section 2.6. Addition of Accounts.

     (a) If, as of the end of any Collection Period beginning on or after the Certificate Trust Termination Date, (i) the Transferor Amount (after giving effect to any amounts deposited in the Excess Funding Account) is less than the Minimum Transferor Amount or (ii) the Aggregate Principal Receivables is less than the Minimum Aggregate Principal Receivables, then the Transferor shall, before the close of business on the following Transfer Date, designate additional Eligible Accounts (the "Additional Accounts") to be included as Accounts in a sufficient amount such that, after giving effect to such designation, the Transferor Amount at least equals the Minimum Transferor Amount and the Aggregate Principal Receivables at least equals the Minimum Aggregate Principal Receivables; provided, however, that the Transferor need not make any such designation to the extent that the deficiencies described in clauses (i) and (ii) above have been eliminated on or before such Transfer Date through reductions in the Aggregate Invested Amount or through increases in the amount on deposit in the Excess Funding Account.

     (b) In addition to its obligation under Section 2.6(a), the Transferor may, but shall not be obligated to, designate from time to time Additional Accounts to be included as Accounts as of the related Additional Account Closing Date.

     (c) The Transferor agrees that any designation of Additional Accounts under Section 2.6(a) and any designation of Additional Accounts made on or after the Certificate Trust Termination Date under Section 2.6(b) shall satisfy the following conditions:

          (i) On or before the fifth Business Day prior to the Additional Account Closing Date, the Transferor shall have given the Owner Trustee, the Indenture Trustee, the Servicer, each Rating Agency and each other Person entitled thereto pursuant to the related Indenture Supplement written notice that the Additional Accounts will be included as Accounts and specifying the approximate aggregate amount of the Receivables to be transferred;

          (ii) On or before the Additional Account Closing Date, the Transferor shall have delivered to the Owner Trustee (and the Owner Trustee shall have accepted on behalf of the Issuer for the benefit of the Noteholders and any Enhancement Provider) a written assignment substantially in the form of Exhibit A (the "Assignment") and shall have clearly indicated in its computer files that the Receivables created in connection with the Additional Accounts have been transferred to the Issuer and the Transferor shall have delivered to the Owner Trustee a computer file or microfiche list represented by the Transferor to contain a true and complete list of the Additional Accounts identified by account number and by Receivable balance in the Additional Accounts as of the Additional Account Cut-Off Date, which computer file or microfiche list shall be as of the date of such Assignment incorporated into and made a part of such Assignment and this Agreement;

          (iii) The Transferor shall represent and warrant that (x) each Additional Account was, as of the Additional Account Cut-Off Date, an Eligible Account, (y) no selection procedures believed by the Transferor to be materially adverse to the interests of any outstanding Series of Notes or any Enhancement Provider were used in selecting the Additional Accounts from the available Eligible Accounts in the Transferor's portfolio of MasterCard and VISA credit card accounts; and (z) as of the Additional Account Closing Date, the Transferor is not insolvent and will not be made insolvent by the transfer of the Receivables in the Additional Accounts;

          (iv) The Transferor shall represent and warrant that, as of the Additional Account Closing Date, the Assignment constitutes either (A) a valid transfer and assignment to the Issuer of all right, title and interest of the Transferor in and to the Receivables then existing and thereafter created in the Additional Accounts, all monies due or to become due and all amounts received with respect thereto on or after the Additional Account Cut-Off Date and all proceeds thereof (to the extent set forth in Section 9-315 of the UCC as in effect in the Relevant UCC State), and such Receivables and all proceeds thereof will be transferred to the Issuer free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates, except for (x) Liens permitted under Section 2.5(b), (y) the interest of the Transferor as holder of the Exchangeable Transferor Certificate or any other Class held by the Transferor from time to time and (z) any right of the holder of the Exchangeable Transferor Certificate to receive interest accruing on, and investment earnings with respect to, the Collection Account or any other account or accounts maintained for the benefit of the Noteholders or any Enhancement Provider as provided in this Agreement and any Indenture Supplement or (B) a grant of a security interest (as defined in the UCC as in effect in the Relevant UCC State) in such property to the Issuer.

          (v) If the Assignment constitutes the grant of a security interest in such property to the Issuer, the Transferor shall represent and warrant, as of the Additional Account Closing Date, that:

               (A) the Assignment creates a valid and continuing security interest (as defined in the UCC of the Relevant UCC State) in such property in favor of the Issuer, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Transferor;

               (B) the Receivables transferred by the Transferor pursuant to the Assignment constitute "accounts" within the meaning of the UCC of the Relevant UCC State;

               (C) the Transferor owns and has good and marketable title to the property transferred under the Assignment free and clear of any Lien, claim or encumbrance of any Person (other than any Lien described in clause (x), (y) or (z) of paragraph (iv) above);

               (D)  the Transferor has caused or will have caused, within ten
          (10) days of the execution of the Assignment, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables and the proceeds thereof granted to the Issuer pursuant to the Assignment;

               (E) other than the security interest granted to the Issuer pursuant to this Agreement or an Assignment, the Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables in the Additional Accounts or the proceeds thereof;

               (F) the Transferor has not authorized the filing of and is not aware of any financing statements filed against the Transferor that include a description of the Receivables in the Additional Accounts other than any financing statement relating to the transfer of the Receivables to the Transferor pursuant to the Receivables Purchase Agreement or the security interest granted to the Issuer pursuant to this Agreement or an Assignment or any financing statement that has been terminated; and

               (G) the Transferor is not aware of any judgment or tax lien filings against the Transferor.

          (vi) The Transferor shall deliver to the Indenture Trustee (with a copy to the Rating Agencies) an Officer's Certificate confirming the items set forth in paragraphs (ii) through (v) above and paragraph (viii) below (and the Indenture Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying);

          (vii) The Transferor shall deliver to the Indenture Trustee, with a copy to each Rating Agency, an Opinion of Counsel with respect to the Receivables in the Additional Accounts substantially in the form of Exhibit F-2;

          (viii) The Transferor shall record and file (and does hereby authorize the Issuer to record and file) financing statements with respect to the Receivables then existing and thereafter created in the Additional Accounts for the transfer of accounts (as defined in the UCC as in effect in the Relevant UCC State) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the transfer and assignment of the Receivables in the Additional Accounts by the Transferor to the Issuer; and

          (ix) The Rating Agencies shall have received from the Transferor five Business Days' notice, in the case of Additional Accounts being added pursuant to Section 2.6(a), and ten Business Days' notice, in the case of Additional Accounts being added pursuant to Section 2.6(b), of such proposed addition of Additional Accounts and, in the event that Additional Accounts are being added pursuant to Section 2.6(b), the Rating Agency Condition shall have been satisfied.

     (d) The Transferor may, but shall not be obligated to, designate from time to time additional consumer revolving credit card accounts (the "Automatic Additional Accounts") to be included as Accounts by causing such Accounts to be identified pursuant to Section 2.2(d) of the Receivables Purchase Agreement in the Bank's master computer files by the four digit identifying code number 2003, 2004, 2009, 3101, 3102, 3103, 3104, 3312, 3313, 3314, 3315, 3316, 3317, 4951,
4952, 4954, 4955, 4957 or 4969 and (i) in the case of Automatic Additional Accounts designated before the Certificate Trust Termination Date, in the computer file or microfiche list delivered to the trustee of the FNANB Credit Card Master Trust by the Transferor with respect to such Accounts pursuant to
Section 2.1(b) of the Pooling and Servicing Agreement, and (ii) in the case of Automatic Additional Accounts designated on or after the Certificate Trust Termination Date, in the computer file or microfiche list delivered to the Indenture Trustee by the Transferor with respect to such Accounts pursuant to
Section 2.1(c). For purposes of this Section 2.6(d), Automatic Additional Accounts shall be deemed to include only Eligible Accounts designated on or after the Certificate Trust Termination Date (x) of a type included as Accounts on the Certificate Trust Termination Date or any Additional Account Closing Date (but only if such Additional Account Closing Date related to Additional Accounts added pursuant to Section 2.6(b)) or consented to in writing by each Rating

Agency and (y) not prohibited from being included as Accounts pursuant to the terms of any Indenture Supplement.

     If the number of Automatic Additional Accounts designated during any calendar quarter or any period of twelve consecutive months (including Automatic Additional Accounts designated pursuant to the Pooling and Servicing Agreement during either such period) exceeds the applicable Aggregate Automatic Addition Limit, then, upon discovery of such excess designation, (x) the Excess Automatic Additional Accounts shall be deemed to be Removed Accounts and (y) the Issuer shall, without further action, be deemed to transfer, assign, set-over and otherwise convey to the Transferor, without recourse, representation or warranty, all right, title and interest of the Issuer in and to the Receivables in the Excess Automatic Additional Accounts, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof. The Owner Trustee shall execute such documents and instruments of transfer or assignment as are prepared by the Transferor and take such other actions as shall be reasonably requested by the Transferor to effect the conveyance of such Receivables pursuant to this Section 2.6(d). If the removal of Excess Automatic Additional Accounts causes the Transferor Amount to be less than the Minimum Transferor Amount or the Aggregate Principal Receivables to be less than the Minimum Aggregate Principal Receivables, then the Transferor shall, no later than 10 Business Days after such removal, designate Additional Accounts to be included as Accounts in accordance with Section 2.6(a) in an amount such that, after giving effect to such designation, the Transferor Amount at least equals the Minimum Transferor Amount and the Aggregate Principal Receivables at least equals the Minimum Aggregate Principal Receivables; provided, however, that the Transferor need not make any such designation to the extent that such deficiencies have been eliminated on or before such tenth Business Day through reductions in the Aggregate Invested Amount or through increases in the amount on deposit in the Excess Funding Account. The removal of Excess Automatic Additional Accounts in accordance with this Section 2.6(d) shall be deemed to cure any violation of the Aggregate Automatic Addition Limit, and such removal shall constitute the sole remedy respecting any such violation available to the Issuer, the Noteholders or the Indenture Trustee on behalf of the Noteholders.

     The Transferor shall record and file (and does hereby authorize the Issuer to record and file), at the expense of the Transferor, financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Receivables then existing and thereafter created in the Automatic Additional Accounts for the transfer of accounts (as defined in the UCC as in effect in the Relevant UCC State) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the transfer and assignment of such Receivables by the Transferor to the Issuer, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Indenture Trustee.

     Section 2.7. Removal of Accounts.

     (a) On and after the Certificate Trust Termination Date, the Transferor may, but shall not be obligated to, designate from time to time Accounts for deletion and removal ("Removed Accounts") from the Accounts; provided, however, that the Transferor shall not make more than one such designation in any Collection Period; and, provided further, that the Transferor shall select the Removed Accounts on a random basis. On or before the fifth Business Day (the "Removal Notice Date") prior to the date on which the designated Removed Accounts will be reassigned by the Issuer to the Transferor (the "Removal Date"), the Transferor shall give the Indenture Trustee and the Servicer written notice that the Receivables in such Removed Accounts are to be reassigned to the Transferor.

     (b) On and after the Certificate Trust Termination Date, the Transferor shall be permitted to designate and require reassignment to it of Receivables in Removed Accounts only upon satisfaction of the following conditions:

          (i) On or prior to the Removal Date, the Transferor shall have delivered to the Owner Trustee for execution a written instrument of reassignment substantially in the form of Exhibit B-1 (the "Reassignment") and a computer file or microfiche list containing a true and complete list of all Removed Accounts identified by account number and by the aggregate balance of the Receivables in such Removed Accounts as of the Removal Notice Date, which computer file or microfiche list shall as of the Removal Date modify and amend and be made a part of this Agreement;

          (ii) The Transferor shall represent and warrant that no selection procedures believed by the Transferor to be materially adverse to the interests of any outstanding Series of Notes or any Enhancement Provider were used in selecting the Removed Accounts to be removed from the Issuer;

          (iii) The removal of any Receivables in any Removed Accounts on any Removal Date shall not, in the reasonable belief of the Transferor, (A) cause an Early Amortization Event, or an event which, with notice or lapse of time or both, would constitute an Early Amortization Event, to occur; provided, however, for the purpose of this subsection 2.7(b)(iii), the Receivables of each Removed Account shall be deemed to have been removed as of the Removal Date, (B) cause the Transferor Interest Percentage to be less than the Minimum Transferor Interest Percentage on such Removal Date,
     (C) cause the aggregate amount of Principal Receivables to be less than the Minimum Aggregate Principal Receivables, or (D) result in the failure to make any payments specified in the related Indenture Supplement with respect to any Series;

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

             (iv) The Rating Agencies shall have received five Business
         Days' notice from the Transferor of such proposed removal of Accounts and the Rating Agency Condition shall have been satisfied; and

             (v) The Transferor shall deliver to the Indenture Trustee (with a copy to the Rating Agencies) an Officer's Certificate confirming the items set forth in paragraphs (i) through (iv) above (and the Indenture Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying).

         (c) Upon satisfaction of the above conditions, the Owner Trustee shall execute and deliver the Reassignment to the Transferor, and the Receivables in the Removed Accounts shall no longer constitute a part of the Issuer.

             (i) On and after the Certificate Trust Termination Date, the Transferor may, but shall not be obligated to, designate from time to time Zero Balance Accounts for deletion and removal from the Accounts; provided, however, that, prior to such designation and removal, the Transferor shall have delivered to each Rating Agency and the Indenture Trustee an Officer's Certificate to the effect that the removal of the Receivables in the Zero Balance Accounts shall not, in the reasonable belief of the Transferor, cause an Early Amortization Event to occur. The Indenture Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying. On or before the date on which the designated Zero Balance Accounts are removed, the Transferor shall deliver to the Indenture Trustee a computer file or microfiche list containing a true and complete list of such Zero Balance Accounts identified by account number, which computer file or microfiche list shall as of the removal date modify and amend and be made a part of this Agreement. On the date on which the designated Zero Balance Accounts are removed, the Issuer shall, without further action, be deemed to transfer, assign, set-over and otherwise convey to the Transferor, without recourse, representation or warranty, all right, title and interest of the Issuer in and to the Receivables in such Zero Balance Accounts, all monies due or to become due and all amounts received thereafter with respect thereto and all proceeds thereof. The Owner Trustee shall execute such documents and instruments of transfer or assignment as are prepared by the Transferor and take such other actions as shall be reasonably requested by the Transferor to effect the conveyance of such Receivables pursuant to this Section 2.7(c).

         (d) On and after the Certificate Trust Termination Date, the Transferor may, but shall not be obligated to, designate from time to time Defaulted Accounts for deletion and removal from the Accounts; provided, however, that each such designation must be approved in writing by each Rating Agency or be made in accordance with the procedure attached as Exhibit H-1. On or before the date on which the designated Defaulted Accounts are removed, the Transferor shall deliver to the Indenture Trustee a computer file or microfiche list containing a true and complete list of such Defaulted Accounts identified by account number, which computer file or microfiche list shall as of the removal date modify and amend and be made a part of this Agreement. On the date on which the designated Defaulted Accounts are removed, the Issuer shall, without further action, be deemed to transfer, assign, set-over and otherwise convey to the Transferor, without recourse, representation or warranty, all right, title and interest of the Issuer in and to the Receivables (including, without limitation, all Finance Charge Receivables) in such Defaulted Accounts, all monies due or to become due and all amounts received thereafter with respect thereto and all proceeds thereof; provided, however, that all Recoveries with respect to such Receivables shall be applied as provided herein. The Owner Trustee shall execute such documents and instruments of transfer or assignment as are prepared by the Transferor and take such other actions as shall be reasonably requested by the Transferor to effect the conveyance of such Receivables pursuant to this Section 2.7(d).

     Section 2.8. Discount Option Receivables. (a) The Transferor agrees that a specified percentage (the "Discount Percentage") of the Receivables in the Accounts shall be treated as Discount Option Receivables in accordance with the provisions of this Section 2.8. The Discount Percentage shall not apply to Finance Charges, cash advance fees, annual fees, late charges, overlimit charges, returned check charges or any other fees and charges on the Accounts (other than Insurance Charges) or to Receivables in Defaulted Accounts. The Discount Percentage may be fixed or variable.

     (b) Discount Option Receivables shall be considered Finance Charge Receivables for all purposes hereunder, including for the purposes of allocating Collections pursuant to Article VIII of the Indenture.

     (c) Prior to the Certificate Trust Termination Date, the Discount Percentage shall be determined in accordance with the Pooling and Servicing Agreement. On and after the Certificate Trust Termination Date, the Transferor may, without notice to or consent of the Noteholders, from time to time, increase, reduce or eliminate (in each case subject to the limitations described below) the Discount Percentage for Discount Option Receivables arising in all or certain of the Accounts on and after the date of such change; provided, however, that the Transferor shall not change any existing Discount Option Receivables into Principal Receivables and the Transferor shall not increase the Discount Percentage during any Early Amortization Period or if such increase would cause the Aggregate Principal Receivables to be less than the Minimum Aggregate Principal Receivables.

     (d) The Transferor shall provide to the Servicer, the Indenture Trustee and each Rating Agency 30 days' prior written notice of any increase, reduction or elimination of the Discount Percentage, and such increase, reduction or elimination shall become effective on the date specified in such notice only if
(i) the Transferor has delivered to the Indenture Trustee an Officer's Certificate to the effect that the Transferor reasonably believes that such increase, reduction or elimination will not at the time of its occurrence cause an Early Amortization Event or an event which with notice or the lapse of time or both would constitute an Early Amortization Event to occur with respect to any Series and (ii) if such designation would cause the Discount Percentage to be less than 1.0% or more than 3.0%, the Rating Agency Condition has been satisfied with respect to such increase, reduction or elimination. The Indenture Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

         (e) On each Date of Processing of any Collections during the time the discount option is in effect, Collections in an amount equal to the product of
(i) a fraction the numerator of which is the amount of Discount Option Receivables and the denominator of which is the amount of all of the Principal Receivables (including Discount Option Receivables) at the end of the prior Collection Period and (ii) Collections of Receivables that arise in the Accounts during such time that would otherwise be Principal Collections will be deemed Finance Charge Collections and will be applied accordingly.

                                  ARTICLE III

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

         Prior to the Certificate Trust Termination Date, the Receivables shall be serviced as provided in the Pooling and Servicing Agreement and this Article III shall have no effect. On and after the Certificate Trust Termination Date:

         Section 3.1. Appointment and Other Matters Relating to the Servicer.

         (a) The Bank confirms that it has agreed to act as the Servicer under this Agreement.

         (b) The Servicer shall service and administer the Receivables and shall collect payments due under the Receivables in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables and in accordance with the applicable Account Guidelines and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 7.1, the Servicer is hereby authorized and empowered (i) to make withdrawals and payments and to instruct the Indenture Trustee to make withdrawals and payments from the Collection Account, the Excess Funding Account or any other account or accounts maintained for the benefit of the Noteholders or with regard to any

Enhancement as set forth in this Agreement and any Indenture Supplement, (ii) unless such power and authority is revoked by the Indenture Trustee on account of the occurrence of a Servicer Default pursuant to Section 7.1, to instruct the Indenture Trustee to take any action permitted or required under any Enhancement at such time as is set forth in this Agreement or any Indenture Supplement,
(iii) to execute and deliver, on behalf of the Issuer for the benefit of the Noteholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Receivables and (iv) to make any filings, reports, notices, applications, or registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any state securities laws authority on behalf of the Issuer as may be necessary or advisable to comply with any Federal or state securities laws or reporting requirements. Prior to receipt by a Responsible Officer of the Indenture Trustee of written notice of a Servicer Default the Indenture Trustee shall promptly follow the written instructions of the Servicer to withdraw funds from the Collection Account and any other account or accounts maintained for the benefit of the Noteholders or with regard to any Enhancement. The Owner Trustee shall furnish the Servicer with limited powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and the Owner Trustee shall not be held responsible for any act or omission by the Servicer in its use of such powers of attorney.

     (c) In the event that the Transferor is unable for any reason to transfer Receivables to the Issuer in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 6.1 or a binding order of any Governmental Authority), then, in any such event, (A) the Servicer agrees (except as prohibited by any such order) to allocate, after the date of such inability, all Collections of Principal Receivables and Discount Option Receivables and all amounts which would have constituted Collections of Principal Receivables and Discount Option Receivables but for the Transferor's inability to transfer such Receivables to the Issuer (up to an aggregate amount equal to the Aggregate Principal Receivables and the Discount Option Receivables in the Issuer as of such date) in accordance with
Section 2.5(d) and to apply such amounts as Collections in accordance with
Article VIII of the Indenture and (B) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clause (A) above, all Collections of Principal Receivables and Discount Option Receivables and all amounts which would have constituted Collections of Principal Receivables and Discount Option Receivables but for the Transferor's inability to transfer Receivables to the Issuer which are charged off as uncollectible in accordance with this Agreement and the Account Guidelines shall continue to be allocated in accordance with Article VIII of the Indenture and all amounts which would have constituted Collections of Principal Receivables and Discount Option Receivables but for the Transferor's inability to transfer

Receivables to the Issuer shall be deemed to be Collections of Principal Receivables for the purpose of calculating the Invested Percentage with respect to any Series and the Aggregate Invested Percentage. If the Servicer is unable pursuant to any Requirement of Law to allocate amounts as described above, the Servicer agrees (except as prohibited by law) to allocate, after the date on which the Transferor becomes unable to do so, payments on each Account with respect to the balance of such Account first to the oldest Receivable in such Account and to have such payments applied as Collections in accordance with
Article VIII of the Indenture. Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables or Discount Option Receivables which have been conveyed to the Issuer, or which would have been conveyed to the Issuer but for the Transferor's inability to transfer Receivables to the Issuer, shall continue to be property of the Issuer notwithstanding any cessation of the transfer of additional Principal Receivables and Discount Option Receivables to the Issuer and Collections with respect thereto shall continue to be allocated and paid in accordance with Article VIII of the Indenture.

         (d) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other revolving consumer credit card receivables.

         (e) The Servicer shall maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of Receivables covering such actions with such insurers and in such amounts as the Servicer believes to be commercially reasonable from time to time.

         (f) The Servicer shall comply with and perform its obligations under the Account Agreements and the Account Guidelines except insofar as any failure to so comply would not materially and adversely affect the rights of the Issuer or the Noteholders hereunder or under the Notes.

         Section 3.2 Servicing Compensation. As full compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph and for fees required to be paid to the Administrator pursuant to the Administration Agreement, the Servicer shall be entitled to receive a monthly servicing fee with respect to any Collection Period (or portion thereof) prior to the termination of the Issuer pursuant to the Indenture (the "Monthly Servicing Fee") payable in arrears on each Distribution Date in an amount equal to, with respect to each Series then outstanding, one-twelfth of the product of the Servicing Fee Percentage for such Series and the sum of an allocable portion of the Transferor Amount and the Invested Amount of such Series, each as of the last day of the Collection Period preceding the Collection Period with respect to which the Monthly Servicing Fee is being paid. The share of the Monthly Servicing Fee allocable to each Series of Noteholders with respect to any Distribution Date (with respect to any such Series, the "Investor Monthly

Servicing Fee") shall be determined and paid to the Servicer in accordance with the related Indenture Supplement. The remainder of the Monthly Servicing Fee shall be paid by the Transferor, and in no event shall the Issuer, the Indenture Trustee, any Enhancement Provider or the Noteholders be liable for the share of the Monthly Servicing Fee to be paid by the Transferor. The share of the Monthly Servicing Fee to be paid by the Transferor shall not be paid from the Trust Assets and shall be paid only to the extent that the Transferor has funds available for that purpose. If the Transferor does not have funds available to make such payment, the Servicer shall not be entitled to assert a claim against the Transferor for the unpaid amount. In the case of the Collection Period in which the Certificate Trust Termination Date occurs, the Monthly Servicing Fee and the Investor Monthly Servicing Fee shall accrue from the Certificate Trust Termination Date.

         The Servicer's expenses include the amounts due to the Indenture Trustee and the reasonable fees and disbursements of independent accountants and all other expenses incurred by the Servicer in connection with its activities hereunder; provided, however, that the Servicer shall not be liable for any liabilities, costs or expenses of the Issuer, the Noteholders or the Note Owners arising under any tax law, including, without limitation, any Federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith), except to the extent incurred as a result of the Servicer's violation of the provisions of this Agreement. The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Monthly Servicing Fee.

         Section 3.3. Representations, Warranties and Covenants of the Servicer. The Bank, as initial Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make, the following representations, warranties and covenants with respect to any Series (with appropriate modifications to Section 3.3(a) to reflect such Successor Servicer's organizational structure), as of the date of the related Indenture Supplement and the related Closing Date, or, if such Successor Servicer is appointed thereafter, as of the date of such appointment, unless otherwise stated in such Indenture Supplement, on which the Owner Trustee has relied in accepting the Receivables and the other property conveyed pursuant to Section 2.1 in trust and in authenticating the Notes:

         (a) Organization and Good Standing. The Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the United States, and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

         (b) Due Qualification. The Servicer is duly qualified to do business and is in good standing (or is exempt from such requirements) in any state where such qualification is necessary in order to service the Receivables as required by this Agreement and has obtained all necessary licenses and approvals as required under Federal and state law, and if the Servicer shall be required by any Requirement of Law to so qualify or register or obtain such license or approval, then it shall do so except where the failure to obtain such license or approval does not materially affect the Servicer's ability to perform its obligations hereunder or the enforceability of any Receivable.

         (c) Due Authorization. The execution, delivery and performance of this Agreement by the Servicer and the consummation by the Servicer of the transactions provided for in this Agreement have been duly authorized by the Servicer by all necessary action on the part of the Servicer.

         (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, subject to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

         (e) No Violation. The execution and delivery of this Agreement by the Servicer, the performance by the Servicer of the transactions contemplated by this Agreement and the fulfillment by the Servicer of the terms hereof, will not conflict with, violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Servicer or any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound.

         (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Servicer, threatened against the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

         (g) Compliance with Requirements of Law. The Servicer shall duly satisfy in all material respects its obligations under or in connection with each Receivable and the corresponding Account, will maintain in effect all material qualifications required under all Requirements of Law in order to service properly each Receivable and the corresponding Account and will comply in all material respects with all other Requirements of Law in connection with servicing each

Receivable and the related Account the failure to comply with which would have a material adverse effect on the Noteholders (without regard to the amount of any Enhancement).

         (h) No Rescission or Cancellation. Except in connection with an Adjustment Payment pursuant to Section 3.8, the Servicer shall not permit any rescission or cancellation of any Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority or in the ordinary course of its business and in accordance with the applicable Account Guidelines.

         (i) Protection of Noteholders' Rights. The Servicer shall take no action which, nor omit to take any action the omission of which, would impair the rights of Noteholders in any Receivable or the rights of any Enhancement Provider, nor shall it reschedule, revise, waive or defer payments due on any Receivable except in accordance with the applicable Account Guidelines.

         (j) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required to be obtained on or prior to each date as of which this representation is being made in connection with the execution and delivery by the Servicer of this Agreement, the performance by the Servicer of the transactions contemplated by this Agreement and the fulfillment by the Servicer of the terms hereof, have been obtained; provided, however, that no representation or warranty is made regarding state securities or "Blue Sky" laws in connection with any distribution of the Notes.

         (k) Receivables Not to be Evidenced by Instruments or Chattel Paper. Except in connection with its enforcement or collection of an Account, the Servicer will take no action to cause any Receivable to be evidenced by an instrument or chattel paper (each as defined in the UCC as in effect in the Relevant UCC State).

         In the event of a breach of any of the covenants set forth in Section 3.3(g), (h), (i) or (k) with respect to a Receivable, and such breach has a material adverse effect on the Noteholders' interest in such Receivable (without regard to the amount of any Enhancement) then, upon the expiration of 60 days or any longer period agreed upon by the Indenture Trustee (not to exceed an additional 120 days) from the earlier to occur of the discovery of any such event by the Servicer or receipt by the Servicer of written notice of any such event given by the Indenture Trustee, unless such breach has been cured, each such Receivable or, at the option of the Transferor, all such Receivables with respect to the related Account, shall be assigned and transferred to the Servicer upon the deposit by the Servicer into the Collection Account in immediately available funds prior to the next succeeding Distribution Date of an amount equal to the amount of each such Receivable at the end of the Collection Period preceding such Distribution Date, plus the amount of finance charges at the monthly periodic rate applicable to such Receivable from the last date billed through the end of such Collection Period to the extent not included in the amount of such Receivable. Any such deposit into the Collection Account in connection with any such assignment of a Receivable shall be considered a payment in full of such Receivable and such deposit shall be applied in accordance with the provisions of Article VIII of the Indenture. Upon the assignment to the Servicer of such a Receivable, the Issuer shall, without further action, be deemed to transfer, assign, set-over and otherwise convey to the Servicer, without recourse, representation or warranty, all the right, title and interest of the Issuer in and to such Receivable, all monies due or to become due and all amounts received thereafter with respect thereto and all proceeds thereof. The Owner Trustee shall execute such documents and instruments of transfer or assignment, in each case without recourse, representation or warranty, and take such other actions as shall reasonably be requested by the Servicer to effect the conveyance of such Receivable pursuant to this subsection. The obligation of the Servicer set forth in this Section 3.3 shall constitute the sole remedy respecting any breach by the Servicer of the representations and warranties set forth in the above-referenced subsections with respect to such Receivable available to Noteholders or the Indenture Trustee on behalf of Noteholders. Notwithstanding any other provision of this
Section 3.3, no assignment of a Receivable to the Servicer pursuant to this
Section 3.3 shall occur if the Servicer fails to make the deposit required by this Section 3.3 with respect to such Receivable.

         Section 3.4. Reports and Records for the Indenture Trustee; Bank Account Statements.

         (a) Initial Report. On the Closing Date with respect to each Series that closes after the Certificate Trust Termination Date, the Servicer shall prepare and deliver to the Indenture Trustee and the Rating Agencies an Officer's Certificate substantially in the form of Exhibit C-1 setting forth the Aggregate Principal Receivables, the Transferor Amount and the Transferor Interest Percentage as of the end of the day two Business Days preceding such Closing Date and the expected Transferor Interest Percentage after giving effect to the issuance of such Series.

         (b) Daily Reports. For so long as deposits of Collections are required to be made daily by the Servicer pursuant to Section 8.3(e) of the Indenture, on each Business Day commencing on the Closing Date with respect to the first Series that closes after the Certificate Trust Termination Date, the Servicer shall prepare, and make available for inspection by the Indenture Trustee, and maintain at the office of the Servicer a record setting forth the aggregate amount of Collections processed by the Servicer on the second preceding Business Day. The Servicer shall prepare such other reports on a daily (or less frequent) basis as may be required by any Indenture Supplement.

         (c) Monthly Servicer's Certificate. On each Determination Date after the Certificate Trust Termination Date, the Servicer shall deliver to the Indenture Trustee, the Paying Agent and the Rating Agencies an Officer's Certificate signed by a Servicing Officer substantially in the form of Exhibit D-1 (which certificate shall attach for each Series the monthly statement to be delivered to Noteholders on the following Distribution Date pursuant to the related Indenture Supplement) setting forth the following information (which, in the case of clauses (iii), (iv) and (v) below, will be stated on the basis of an original principal amount of $1,000 per Note): (i) the aggregate amount of Collections processed for the immediately preceding Collection Period and the aggregate amount of Collections of Finance Charge Receivables and the aggregate amount of Collections of Principal Receivables processed during such Collection Period;
(ii) the Invested Percentage with respect to the immediately preceding Collection Period of each Series of Notes with respect to Collections of Principal Receivables and the Invested Percentage with respect to such Collection Period of each Series of Notes with respect to Collections of Finance Charge Receivables and Defaulted Receivables; (iii) for each Series and for each Class within any such Series, the total amount to be distributed to Noteholders on the next succeeding Distribution Date, if applicable; (iv) for each Series and for each Class within any such Series, the amount of such distribution allocable to principal, if applicable; (v) for each Series and for each Class within any such Series, the amount of such distribution allocable to interest, if applicable; (vi) the aggregate outstanding balance of the Accounts which were delinquent by 31 to 60, 61 to 90 and 91 or more days as of the close of business on the last day of the immediately preceding Collection Period; (vii) for each Series and for each Class within any such Series, the Investor Default Amount for the related Distribution Date; (viii) for each Series and for each Class within any such Series, the amount of the Investor Charge Offs and the amount of the reimbursements of Investor Charge Offs for the next succeeding Distribution Date; (ix) for each Series, the Investor Monthly Servicing Fee for the next succeeding Distribution Date; (x) for each Series, the existing deficit controlled amortization amount or deficit controlled accumulation amount, if applicable; (xi) the aggregate amount of Receivables in the Issuer at the close of business on the last day of the immediately preceding Collection Period;
(xii) for each Series, the Invested Amount at the close of business on the last day of the immediately preceding Collection Period; (xiii) the available amount of any Enhancement for each Series; and (xiv) whether an Early Amortization Event with respect to any Series shall have occurred during or with respect to the immediately preceding Collection Period. The Indenture Trustee shall be under no duty to recalculate, verify or recompute the information supplied to it under this Section 3.4.

         Section 3.5 Annual Servicer's Certificate. The Servicer shall deliver to the Indenture Trustee and the Rating Agencies, on or before June 30 of each year, beginning with the first June 30/th/ falling after the Certificate Trust Termination Date, an Officer's Certificate signed by a Servicing Officer and substantially in the form of Exhibit E (a) stating that a review of the activities of the Servicer during the preceding Fiscal Year and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) stating that to the best of such officer's knowledge, based on such review, either there has occurred no event which, with the giving of notice or passage of time or both, would constitute a Servicer Default and the Servicer has fully performed all its obligations under this Agreement throughout such year or, if there has occurred such an event, specifying each such event known to such officer and the nature and status thereof. A copy of such Officer's Certificate may be obtained by any Noteholder or Note Owner by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office

         Section 3.6. Annual Independent Public Accountants' Servicing Report.

         (a) On or before June 30 of each year, beginning with the first June 30/th/ falling after the Certificate Trust Termination Date, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to furnish a report prepared in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, including such procedures as they considered necessary in the circumstances, to the Indenture Trustee, the Rating Agencies and, as required, any Enhancement Provider to the effect that, in their opinion, the monthly Servicer's Certificates issued during the period covered by the report (which shall be the preceding Fiscal Year) are, in all material respects, in conformity with the terms and conditions set forth in Section 3.4(c). Such procedures will include comparisons of the mathematical calculations of each amount set forth in the monthly Servicer's Certificates forwarded by the Servicer pursuant to Section 3.4(c) during the period covered by such report with the Servicer's computer reports that were the source of such amounts, and such report shall state that, on the basis of such comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such report. A copy of such report may be obtained by any Noteholder or Note Owner by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

         (b) On or before June 30 of each year, beginning with the first June 30/th/ falling after the Certificate Trust Termination Date, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to furnish a report to the Indenture Trustee, the Rating Agencies and, as required, any Enhancement Provider to the effect that in connection with their examination of the monthly Servicer's Certificates, nothing came to their attention that caused them to believe that the Servicer failed to comply with the terms and conditions set forth in Sections 3.2 and 3.4(c).

         (c) On or before June 30 of each year, beginning with the first June 30/th/ falling after the Certificate Trust Termination Date, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to furnish a report to the Indenture Trustee to the effect that such firm has applied certain procedures agreed upon with the Servicer to certain documents and records relating to the

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

administration and servicing of Accounts under this Agreement and any Indenture Supplement during the preceding fiscal year, and has reported on the findings.

         Section 3.7. Tax Treatment. The Transferor has structured the Transaction Documents (other than any Notes held by the Transferor) with the intention that such Notes will qualify under applicable tax law as indebtedness of the Transferor or, if specified in the applicable Indenture Supplement, an interest in a partnership (and not as an association or publicly traded partnership taxable as a corporation for purposes of federal income tax law), and the Transferor, any entity acquiring any direct or indirect interest in the Exchangeable Transferor Certificate, each Noteholder (or Note Owner) by acceptance of its Note (or, in the case of a Note Owner, by virtue of such Note Owner's acquisition of a beneficial interest therein) and each holder of an interest in any Enhancement Invested Amount by its acceptance thereof agree, and shall be deemed to agree, to treat such Notes (or beneficial interest therein) or Enhancement Invested Amount for purposes of Federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness or, if specified in the applicable Indenture Supplement, an interest in a partnership. Each Noteholder agrees that it will cause any Note Owner acquiring an interest in a Note through it to comply with this Agreement as to treatment as indebtedness or, if specified in the applicable Indenture Supplement, an interest in a partnership, for certain tax purposes. Consistent with the foregoing, the Owner Trustee shall not file a Federal income tax return on behalf of the Issuer or apply for a taxpayer identification number on behalf of the Issuer unless required to do so as a result of a determination by the Internal Revenue Service or pursuant to the terms of any Indenture Supplement.

         Section 3.8 Adjustments. (a) If the Transferor or the Servicer adjusts downward the amount of any Principal Receivable because of a rebate, refund, unauthorized charge or billing error to an Obligor, or because such Receivable was created in respect of goods or services which were refused, returned or not received by an Obligor, or if the Transferor or the Servicer otherwise adjusts downward the amount of any Principal Receivable without receiving Collections therefor or without charging off such amount as uncollectible, then, in any such case, the Servicer shall deduct from the Aggregate Principal Receivables and decrease the Transferor Amount by the amount of such adjustment. Similarly, the amount of the Aggregate Principal Receivables and the Transferor Amount will be reduced by the amount of any Principal Receivable which was discovered as having been created through a fraudulent or counterfeit charge or with respect to which the covenant contained in Section 2.5(b) was breached. Any adjustment required pursuant to either of the two preceding sentences shall be made on or prior to the end of the Collection Period in which such adjustment obligation arises. In the event that, following any such exclusion, the Transferor Amount would be less than the Minimum Transferor Amount, within two Business Days of the date on which such adjustment obligation arises, the Transferor shall pay to the Servicer for deposit into the Excess Funding Account, in immediately available funds, an amount equal to the amount by which the Transferor Amount would be reduced below the Minimum Transferor Amount. Any amount deposited into the Excess Funding Account pursuant to the immediately preceding sentence (an "Adjustment Payment") shall be applied in accordance with Article VIII of the Indenture and the terms of each Indenture Supplement. If the Transferor fails to make any required Adjustment Payment and, as a result of such failure, the Transferor Amount is less than zero as of the last day of any Collection Period, the amount of such deficiency (the "Adjustment Amount") shall, to the extent such Adjustment Amount is not otherwise reduced, be allocated among all then outstanding Series. An Adjustment Amount shall be reduced to the extent that amounts are deposited in the Excess Funding Account, the Aggregate Principal Receivables increase, the Aggregate Invested Amount is reduced (other than as a result of the allocation of an Adjustment Amount) or the Transferor subsequently makes a required Adjustment Payment. In the event that the Servicer adjusts upwards the principal amount of any Receivable, the Aggregate Principal Receivables shall be increased by the amount of such upward adjustment.

     (b) If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid. Notwithstanding the first two sentences of this paragraph, no adjustments shall be made pursuant to this paragraph that will change any amount of Collections previously reported pursuant to Section 3.4(c).

     (c) In the event that the Transferor shall fail to pay to the Servicer for deposit into the Excess Funding Account any amount required to be so paid pursuant to Section 3.8(a), and shall not have subsequently paid such amount, no Collections of Principal Receivables allocable to the Notes shall be distributed or otherwise released to the Transferor hereunder, but shall instead be deposited in the Excess Funding Account for so long as any Series Adjustment Amount shall exist. In addition, in the event that the Transferor shall repurchase the Receivables or the Notes of any Series, including pursuant to
Section 7.2, the purchase price with respect to any Series shall include the Series Adjustment Amount of such Series, if any.

     Section 3.9. Reports to the Commission. The Servicer shall, on behalf of the Issuer, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. The Transferor shall, at the expense of the Servicer, cooperate in any reasonable request of the Servicer in connection with such filings.

                                   ARTICLE IV

                    OTHER MATTERS RELATING TO THE TRANSFEROR

     Section 4.1. Liability of the Transferor. The Transferor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Transferor in such capacity herein.

     Section 4.2. Merger or Consolidation of, or Assumption of the Obligations of, the Transferor.

     (a) The Transferor shall not consolidate with or merge into any other business entity or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

         (i) the business entity formed by such consolidation or into which the Transferor is merged or the Person which acquires by conveyance or transfer the properties and assets of the Transferor substantially as an entirety shall be organized and existing under the laws of the United States or any State or the District of Columbia, and if the Transferor is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Owner Trustee, in form satisfactory to the Owner Trustee, the performance of every covenant and obligation of the Transferor, as applicable, hereunder and shall benefit from all the rights granted to the Transferor, as applicable, hereunder. To the extent that any right, covenant or obligation of the Transferor is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity;

         (ii) the Transferor has delivered to the Indenture Trustee an Officer's Certificate signed by a Vice President or more senior officer of the Transferor stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 4.2 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel stating that such supplemental agreement constitutes a legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, subject to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity); and

         (iii) if the surviving entity is subject to the bankruptcy laws of the United States, the Transferor shall have received written notice from each Rating Agency that such consolidation, merger, conveyance or transfer will not result in a downgrading or withdrawal of its then current rating of any outstanding Series of Notes and shall have delivered copies of each such notice to the Servicer and the Indenture Trustee; and

                  (iv) if the surviving entity is not subject to the bankruptcy laws of the United States, the Transferor shall have delivered to each Rating Agency notice of such consolidation, merger, conveyance or transfer.

         (b) The obligations of the Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of the Transferor hereunder except in each case in accordance with the provisions of the foregoing paragraph.

         Section 4.3. Limitation on Liability of the Transferor. The directors, officers, employees or agents of the Transferor shall not be under any liability to the Issuer, the Servicer, the Owner Trustee, the Indenture Trustee, the Noteholders, any Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and the issuance of the Notes; provided, however, that this provision shall not protect the directors, officers, employees or agents of the Transferor against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties hereunder or pursuant to any document delivered hereunder. The Transferor shall not be under any liability to the Issuer, the Servicer, the Owner Trustee, the Indenture Trustee, the Noteholders, any Enhancement Provider or any other Person for any action taken or for refraining from the taking of any action in its capacity as Transferor pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided, however, that this provision shall not protect the Transferor against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations or duties hereunder. The Transferor and any director, officer, employee or agent of the Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

                                   ARTICLE V

                     OTHER MATTERS RELATING TO THE SERVICER

         Section 5.1. Liability of the Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer in such capacity herein.

         Section 5.2 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall not consolidate with or merge into any other business entity or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

          (a) the business entity formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be organized and existing under the laws of the United States or any State or the District of Columbia, and if the Servicer is not the surviving entity, shall be an Eligible Servicer and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Owner Trustee, the performance of every covenant and obligation of the Servicer, as applicable, hereunder and shall benefit from all the rights granted to the Servicer, as applicable, hereunder. To the extent that any right, covenant or obligation of the Servicer is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity;

          (b) the Servicer has delivered to the Indenture Trustee an Officer's Certificate stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 5.2 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, subject to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

          (c) if the surviving entity is subject to the bankruptcy laws of the United States, the Servicer shall have received written notice from each Rating Agency that such consolidation, merger, conveyance or transfer will not result in a downgrading or withdrawal of its then current rating of any outstanding Series of Notes and shall have delivered copies of each such notice to the Transferor and the Indenture Trustee; and

          (d) if the surviving entity is not subject to the bankruptcy laws of the United States, the Servicer shall have delivered to each Rating Agency notice of such consolidation, merger, conveyance or transfer.

     Section 5.3 Limitation on Liability of the Servicer and Others. The directors, officers, employees or agents of the Servicer shall not be under any liability to the Issuer, the Transferor, the Owner Trustee, the Indenture Trustee, the Noteholders, any Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement; provided, however, that this provision shall not protect the directors, officers, employees or agents of the Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties hereunder or pursuant to any document delivered hereunder. Except as provided in Section 5.4, the Servicer shall not be under any liability to the Issuer, the Transferor, the Owner Trustee, the Indenture Trustee, the Noteholders, any Enhancement Provider or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided, however, that this provision shall not protect the Servicer against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of obligations or duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability.

     Section 5.4 Indemnification of the Issuer and the Owner Trustee. The Servicer shall indemnify and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee, including the directors, officers, employees and agents of the Owner Trustee and the Indenture Trustee, from and against any loss, liability, claim, damage, injury or expense (including, without limitation, reasonable fees and expenses of counsel) arising out of or relating to (i) any acts or omissions of the Servicer with respect to the Issuer in breach of this Agreement or (ii) the administration by the Owner Trustee of the Issuer; provided, however, that the Servicer shall not indemnify or hold harmless the Issuer, the Owner Trustee or the Indenture Trustee, or any director, officer, employee or agent of the Owner Trustee or the Indenture Trustee for any loss, liability, claim, damage, injury or expense arising out of or relating to (i) the willful misfeasance, bad faith or negligence of the Owner Trustee or the Indenture Trustee in the performance of its duties hereunder or (ii) any action taken by the Owner Trustee or the Indenture Trustee at the request of the Noteholders; and, provided further, that the Servicer shall not indemnify the Issuer from or against (i) any Federal, state or local taxes (or any interest or penalties with respect thereto) required to be paid by the Issuer or the Noteholders in connection herewith to any taxing authority or (ii) any loss, liability, claim, damage, injury or expense incurred by the Noteholders in their capacity as investors as a result of any action taken by the Noteholders or as a result of the performance of the Receivables, market fluctuations, a shortfall in any Enhancement or other similar market or investment risks (except to the extent that such loss, liability, claim, damage, injury or expense was incurred by reason of the failure by the Servicer to act in accordance with this Agreement and the

Account Guidelines). Subject to Section 4.1 and Section 7.2(b), any indemnification pursuant to this Section 5.4 shall only be from the assets of the Servicer. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof and shall survive the termination of this Agreement, the resignation and removal of the Owner Trustee and payment in full of the Notes.

     The Servicer shall indemnify the Indenture Trustee as provided in Section
6.7 of the Indenture.

     Section 5.5. The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it as such except upon determination that (i) the performance of its duties hereunder is or will become impermissible under applicable law, regulation or order and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) of this Section 5.5 by an Opinion of Counsel to such effect delivered to the Indenture Trustee. No such resignation shall be effective until the Indenture Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under this Agreement. If the Trustee is unable within 120 days of the date of such determination to appoint a Successor Servicer pursuant to Section 7.2(a), the Indenture Trustee or its duly appointed agent (which may not be the outgoing Servicer) shall serve as Successor Servicer hereunder but the Indenture Trustee shall have continued authority to appoint another Person as Successor Servicer.

     Section 5.6. Access to Certain Documentation and Information Regarding the Receivables. The Servicer shall provide to the Indenture Trustee access to the documentation regarding the Accounts and the Receivables in such cases where the Indenture Trustee is required in connection with the enforcement of the rights of the Noteholders, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to such security and confidentiality procedures as the Servicer may deem reasonably necessary and (iv) at offices designated by the Servicer. Nothing in this
Section 5.6 shall derogate from the obligation of the Transferor, the Indenture Trustee or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section 5.6 as a result of such obligation shall not constitute a breach of this Section 5.6.

     Section 5.7. Delegation of Duties. It is understood and agreed by the parties hereto that the Servicer may delegate certain of its duties hereunder to any Person who agrees to conduct such duties in accordance with the applicable Account Guidelines and the usual and customary servicing policies and procedures of the Servicer. The fees of any Person to whom such duties are delegated shall be for the account of the Servicer. Any such delegations shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of
Section 5.5 hereof. If any such delegation is not in the ordinary course of business, notification thereof shall be given by the Servicer to each Rating Agency.

     Section 5.8. Examination of Records. Each of the Transferor and the Servicer shall clearly and unambiguously identify each Account (including any Account designated pursuant to Section 2.6) in its computer or other records to reflect that the Receivables arising in such Account have been conveyed to the Issuer pursuant to this Agreement. Each of the Transferor and the Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

                                   ARTICLE VI

                                INSOLVENCY EVENTS

     Section 6.1. Rights upon the Occurrence of Certain Insolvency Events. If, in each case on or after the Certificate Trust Termination Date, Transferor shall consent or fail to object to the appointment of a bankruptcy trustee, conservator, receiver or liquidator in any bankruptcy proceeding, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding of or relating to the Transferor or of or relating to all or substantially all of its property, or a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee, conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Transferor or an action seeking any such decree or order shall have been commenced and, notwithstanding an objection by the Transferor, shall have remained undischarged or unstayed for a period of sixty (60) days; or the Transferor shall admit in writing its inability to pay its debts generally as they become due, file or consent or fail to object (or object without dismissal of any such filing within sixty (60) days of such filing or the earlier entry of any order providing for such relief) to the filing of a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations, Transferor shall on the day any such event occurs immediately cease to transfer Principal Receivables to the Issuer and shall promptly give notice to the Indenture Trustee, the Owner Trustee and the Rating Agencies thereof.

                                  ARTICLE VII

                                SERVICER DEFAULTS

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

     Section 7.1. Servicer Defaults. If any one of the following events (a "Servicer Default") shall occur and be continuing after the Certificate Trust Termination Date:

     (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Indenture Trustee to make such payment, transfer or deposit or to give notice to the Indenture Trustee as to any required drawing or payment under any Enhancement on or before the date occurring five Business Days after the date such payment, transfer, deposit or drawing or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement, the Indenture or any Indenture Supplement;

     (b) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement, which has a material adverse effect on the Noteholders of any Series then outstanding (without regard to the amount of any Enhancement) and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or the Transferor, or to the Servicer, the Transferor and the Indenture Trustee by the Holders of Notes aggregating more than 50% of the outstanding principal amount of any Series adversely affected thereby, and which continues to materially adversely affect the rights of the Noteholders of any Series then outstanding (without regard to the amount of any Enhancement) or the Servicer shall delegate its duties under this Agreement, except as permitted by
Section 5.7; provided, however, that any such failure that relates to any particular Receivable or group of Receivables shall not constitute a Servicer Default if the Servicer has made a deposit in the Collection Account with respect to such failure in accordance with Section 3.3;

     (c) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Noteholders of any Series then outstanding (without regard to the amount of any Enhancement) and which continues to be incorrect in any material respect and which continues to affect materially and adversely the rights of the Noteholders of any Series (without regard to the amount of any Enhancement) for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or the Transferor, or to the Servicer, the Transferor and the Indenture Trustee by the Holders of Notes evidencing Undivided Interests aggregating more than 50% of the outstanding principal amount of any Series adversely affected thereby; or

     (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, so long as such Servicer Default shall not have been remedied, the Indenture Trustee, the Transferor or the Holders of Notes aggregating more than 50% of the Aggregate Invested Amount, by notice then given in writing to the Servicer (and to the Indenture Trustee and the Transferor if given by the Noteholders) (a "Termination Notice"), may terminate all of the rights and obligations of the Servicer as Servicer under this Agreement and in and to the Receivables and the proceeds thereof and appoint a new Servicer (a "Service Transfer"). The rights and interests of the Transferor Interest will not be affected by any Service Transfer. The Indenture Trustee, upon giving or receiving a Termination Notice shall immediately notify the Rating Agencies and any Enhancement Provider of such notice. After receipt by the Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 7.2, all authority and power of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer, and, without limitation, the Indenture Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. The Servicer agrees to take all reasonable actions to cooperate with the Indenture Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer and in enforcing all rights to Recoveries. The Servicer shall promptly transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 7.1 shall

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

require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interest.

     Notwithstanding the foregoing, a delay in or failure of performance referred to in Section 7.1(a) for a period of 10 Business Days after the applicable grace period or a delay in or failure of performance referred to in
Section 7.1(b) or (c) for a period of 60 Business Days after the applicable grace period shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion, riot or sabotage, epidemics, landslides, lightning, fire, hurricanes, tornadoes, earthquakes, nuclear disasters or meltdowns, floods, power outages or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Indenture Trustee, any Enhancement Provider, the Transferor and the Holders of Notes with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts so to perform its obligations. The Servicer shall immediately notify a Responsible Officer of the Indenture Trustee in writing of any Servicer Default.

     Section 7.2. Indenture Trustee to Act; Appointment of Successor. (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 7.1, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Indenture Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Indenture Trustee, until a date mutually agreed upon by the Servicer and Indenture Trustee. The Indenture Trustee shall as promptly as possible after the giving of a Termination Notice appoint a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee and the Transferor. The Transferor shall have the right to nominate to the Indenture Trustee the name of a potential successor servicer which nominee shall be selected by the Indenture Trustee as the Successor Servicer. The Indenture Trustee may obtain bids from any potential successor servicer. If the Indenture Trustee is unable to obtain any bids from any potential successor servicer, the Indenture Trustee has not appointed the Transferor's nominee and the Servicer delivers to the Indenture Trustee an Officer's Certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, then the Indenture Trustee shall notify each Enhancement Provider that a sale of the Receivables is proposed and shall provide each Enhancement Provider an opportunity to bid on the Receivables and shall offer the Transferor the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer as determined by the Indenture Trustee, but in no event less than an amount equal to the Aggregate Invested Amount (less the aggregate principal amount on deposit in the Excess Funding Account and any principal funding account with respect to any Series) on the date of such purchase plus all accrued but unpaid interest on the Notes of all Series at the applicable Note Interest Rates through the end of the applicable interest accrual periods of such Series plus any other unpaid amounts required to be paid pursuant to this Section 7.2 under any Indenture Supplement; provided, however, that, if the Transferor shall not have a rating of P-3 or Baa3 or higher by Moody's and BBB- or higher by Standard & Poor's, no such reassignment shall occur unless the Transferor shall deliver to the Indenture Trustee and the Rating Agencies an Opinion of Counsel reasonably acceptable to the Indenture Trustee that such reassignment would not constitute a fraudulent conveyance. In the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Indenture Trustee (as trustee hereunder) without further action shall automatically be appointed the Successor Servicer. Notwithstanding the above, the Indenture Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established financial institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of charge card or revolving credit receivables as the Successor Servicer hereunder. Notwithstanding anything to the contrary in this Agreement, the entire amount of the reassignment deposit amount shall be distributed to the Noteholders of the related Series on the subsequent Distribution Date for such Series pursuant to the related Indenture Supplement (except for amounts payable to any Enhancement Provider under the applicable Enhancement Agreement, which amounts shall be distributed to such Enhancement Provider.)

     (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer; provided, however, that the outgoing Servicer shall not be relieved of any liability hereunder for its actions prior to the transfer of servicing hereunder; and, provided further, that (i) the outgoing Servicer shall not indemnify the Issuer, the Owner Trustee or the Indenture Trustee under Section 5.4 for acts, omissions or alleged acts or omissions by a Successor Servicer and (ii) the outgoing Servicer shall not pay or reimburse the Indenture Trustee pursuant to any Transaction Document for any expense, disbursement or advance of the Indenture Trustee related to or arising as a result of the negligence or bad faith of the Successor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of any applicable Enhancement agreement.

     (c) In connection with such appointment and assumption, the Indenture Trustee shall be entitled to such compensation, or may make such arrangements for the compensation of the Successor Servicer out of Collections, as it and such Successor Servicer shall agree; provided, however, that no such

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

compensation shall be in excess of the Monthly Servicing Fee permitted to the Servicer pursuant to Section 3.2.

     (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Issuer pursuant to the Trust Agreement and shall pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to the Transferor in such electronic form as the Transferor may reasonably request and shall transfer all other records, correspondence and documents to the Transferor in the manner and at such times as the Transferor shall reasonably request. To the extent that compliance with this Section 7.2 shall require the Successor Servicer to disclose to the Transferor information of any kind which the Successor Servicer deems to be confidential, the Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

     Section 7.3. Notification to Noteholders. Upon the occurrence of any Servicer Default, the Servicer shall give prompt written notice thereof to the Indenture Trustee, the Rating Agencies and any Enhancement Provider, and the Indenture Trustee shall give notice to the Noteholders at their respective addresses appearing in the Note Register. Upon any termination or appointment of a Successor Servicer pursuant to this Article VII, the Indenture Trustee shall give prompt written notice thereof to the Noteholders at their respective addresses appearing in the Note Register, the Rating Agencies and to any Enhancement Provider.

     Section 7.4 Waiver of Past Defaults. The Holders of Notes aggregating more than 66-2/3% of the Invested Amount of any Series then outstanding affected by any default by the Servicer or the Transferor may, on behalf of all Holders of Notes of such affected Series, waive any default by the Servicer or the Transferor in the performance of their respective obligations hereunder and its consequences, except a default resulting from the failure to make any required deposits or payments of interest or principal with respect to any Series. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

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

                                  ARTICLE VIII

                                   TERMINATION

     Section 8.1. Termination of Agreement. This Agreement and the respective obligations and responsibilities of the Issuer, the Transferor and the Servicer under this Agreement shall terminate, except with respect to the duties described in Section 5.4, on the Trust Termination Date.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

     Section 9.1. Amendment; Waiver of Past Defaults.

     (a) This Agreement may be amended from time to time by the Servicer, the Transferor and the Issuer, without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, to add one or more new identifying code numbers to the definition of Creation Date or the first paragraph of Section 2.6(d) or to add any other provisions with respect to matters or questions raised under this Agreement which shall not be inconsistent with the provisions of this Agreement, including any matters arising under
Section 2.5(d) necessary to effect the conveyance contemplated thereunder; provided, however, that such action shall not adversely affect in any material respect the interests of any of the Noteholders; and, provided further, that an amendment pursuant to this Section 9.1(a) shall not effect a significant change in the Permitted Activities of the Issuer. Prior to executing any amendment in accordance with this Section 9.1(a), the Indenture Trustee and the Owner Trustee shall receive and shall be permitted to rely upon an Opinion of Counsel to the effect that the conditions and requirements of this Section 9.1(a) have been satisfied (without implying that such a rating confirmation is required to be obtained, such Opinion of Counsel may rely as to any rated Series solely on a rating confirmation from the Rating Agencies that such amendment shall not cause a reduction or withdrawal of the rating of any outstanding Series of Notes). The Transferor shall deliver prior written notice of any amendment pursuant to this
Section 9.1(a) to each Rating Agency.

     (b) This Agreement may also be amended from time to time by the Servicer, the Transferor and the Issuer, without the consent of any of the Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Noteholders of any Series then issued and outstanding; provided, however, that (i) the Servicer shall have provided an Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders of any outstanding Series, which Opinion of Counsel may rely as to any rated Series

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

solely on the rating confirmation referred to in clause (iii) below (or 100% of the Class of Noteholders so affected shall have consented), (ii) such amendment shall not, as evidenced by an Opinion of Counsel, cause any outstanding Series as to which an opinion that it was debt was given on its Closing Date to fail to qualify as debt for Federal income tax purposes, cause the Issuer to be characterized for Federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the Federal income tax characterization of any outstanding Series of Notes or the Federal income taxation of any Noteholder or any Note Owner and (iii) the Rating Agency Condition shall have been satisfied; and, provided further, that such amendment shall not effect a significant change in the Permitted Activities of the Issuer or reduce in any manner the amount of, or delay the timing of, or change the priority of, distributions which are required to be made on any Note of such Series without the consent of the related Noteholder or change the definition of or the manner of calculating the interest of any Note of such Series without the consent of the related Noteholder or reduce the required percentage for consents to amendments pursuant to Section 9.1(c) without the consent of each affected Noteholder.

     (c) This Agreement may also be amended from time to time by the Servicer, the Transferor and the Issuer, with the consent of the Holders of Notes aggregating not less than 66-2/3% of the Invested Amount of all Series adversely affected, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Noteholders of any Series then issued and outstanding; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Note of such Series without the consent of the related Noteholders, (ii) change the definition of or the manner of calculating the Invested Amount, the Invested Percentage, the applicable available amount under any Enhancement or the Investor Default Amount of such Series without the consent of the related Noteholders or (iii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the related Noteholders. Any amendment pursuant to this Section 9.1(c) shall require that each Rating Agency rating the affected Series confirm that such amendment will not cause a reduction or withdrawal of the rating of any outstanding Series of Notes.

     (d) Promptly after the execution of any such amendment other than an amendment pursuant to Section 9.1(a), the Issuer shall furnish written notification (or in the case of Bearer Notes, publication notice in the manner described in the related Indenture Supplement) of the substance of such amendment to each Noteholder, and the Servicer shall furnish written notification of the substance of such amendment to any related Enhancement Provider and each Rating Agency.

     (e) It shall not be necessary for the consent of Noteholders under this
Section 9.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such Noteholders shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the

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

execution thereof by Noteholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     (f) Any Assignment or Reassignment regarding the addition to or removal of Receivables from the Issuer respectively, as provided in Sections 2.6 and 2.7, respectively, executed in accordance with the provisions hereof shall not be considered amendments to this Agreement, including, without limitation, for the purpose of Sections 9.1(a), (b), (c) and (g).

     (g) Prior to the execution of any amendment to this Agreement, the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel substantially in the form of Exhibit F-2. The Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee's own rights, duties or immunities under this Agreement or otherwise.

     (h) Notwithstanding anything in this Section 9.1 to the contrary, this Agreement shall not be amended to replace DC Funding as Transferor or to add any Person as Transferor unless the Rating Agency Condition shall have been satisfied.

     Section 9.2. Protection of Right, Title and Interest to Issuer.

     (a) The Servicer shall cause this Agreement, all amendments hereto and/or all financing statements, amendments and continuation statements and any other necessary documents covering the right, title and interest of the Issuer in the property conveyed hereunder to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Issuer and the Indenture Trustee hereunder to the Trust Assets and to maintain the perfection and priority of the security interest of the Issuer and the Indenture Trustee in the Receivables and the proceeds thereof. The Servicer shall deliver to the Issuer and the Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferor shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 9.2.

     (b) The Transferor shall not change its name, identity, organizational structure or jurisdiction of organization unless it has first (i) made all filings in all relevant jurisdictions under the UCC and other applicable law as are necessary to continue and maintain the first-priority perfected ownership or security interest of the Issuer and the Indenture Trustee in the Receivables and the other property conveyed to the Issuer and the Indenture Trustee hereunder and (ii) delivered to the Servicer, the Issuer, the Indenture Trustee and each Rating Agency an Opinion of Counsel to the effect that all necessary filings have been made under the UCC in all relevant jurisdictions as are necessary to continue and maintain the first-

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

priority perfected ownership or security interest of the Issuer and the Indenture Trustee in the Receivables conveyed to the Issuer hereunder and the proceeds thereof.

     (c) The Servicer will at all times maintain each office from which it services Receivables within the United States.

     (d) The Transferor will deliver to the Issuer, the Indenture Trustee and each Rating Agency: (i) upon each date on and after the Certificate Trust Termination Date that any Additional Accounts are to be included in the Accounts pursuant to Section 2.6 (other than Section 2.6(d)), an Opinion of Counsel substantially in the form of Exhibit F-2; and (ii) on or before the first June 30th of each year falling after the Certificate Trust Termination Date, an Opinion of Counsel, dated as of a date within 90 days of such day, substantially in the form of Exhibit F-3.

     Section 9.3. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 9.4. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile transmission to, sent by courier to or mailed by registered mail, return receipt requested, to (a) in the case of the Transferor, 3rd Floor, Suite 288, 2 Reid Street, Hamilton HM 11, Bermuda, telecopy number (441) 296-4623, telephone number (441) 296-5874, (b) in the case of the Servicer, 1800 Parkway Place, Marietta, Georgia 30067, Attention: Chief Financial Officer, telecopy number (770) 423-7901, telephone number (770) 423-7900, (c) in the case of the Issuer, care of the Owner Trustee, (d) in the case of the Owner Trustee, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention:
Corporate Trust Administration, telecopy number (302) 636-4140, telephone number [______], (e) in the case of the Indenture Trustee, 450 West 33rd Street, 14th Floor, New York, New York 10001, Attention: [______], telecopy number [______], telephone number [______], and (f) as to such other parties to which notices hereunder are required to be given pursuant to the terms of any Indenture Supplement, the addresses specified in any Indenture Supplement or, as to each party, such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice.

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

     Copies of all notices, reports, certificates and amendments required to be delivered to the Rating Agencies hereunder shall be mailed as follows: Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:
ABS Monitoring Department; Standard & Poor's, 55 Water Street, New York, New York 10041, Attention: Asset Backed Surveillance Department; and Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: Asset Backed Surveillance.

     Section 9.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or rights of the Noteholders thereof.

     Section 9.6. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 4.2, 5.2 and 5.5, this Agreement may not be assigned by the Transferor or the Servicer, as the case may be, without the prior consent of Holders of Notes aggregating more than 66-2/3% of the Aggregate Invested Amount. The Transferor or the Servicer, as applicable, shall deliver to each Rating Agency prior written notice of any such assignment.

     Section 9.7. Further Assurances. The Transferor and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Indenture Trustee more fully to effect the purposes of this Agreement including, without limitation, the authorization of any financing statements or continuation statements relating to the property of the Issuer for filing under the provisions of the UCC as in effect in the Relevant UCC State.

     Section 9.8. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Transferor, the Servicer, the Indenture Trustee or the Noteholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

     Section 9.9. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

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

     Section 9.10. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Noteholders and the Note Owners and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other person will have any right or obligation hereunder.

     Section 9.11. Actions by Noteholders. (a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Noteholders, such action, notice or instruction may be taken or given by any Noteholder of any Series, unless such provision requires a specific percentage of Noteholders of a certain Series or all Series.

     (b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Noteholder shall bind such Noteholder and every subsequent holder of such Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Indenture Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note.

     Section 9.12. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

     Section 9.13. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

     Section 9.14. Nonpetition Covenant. (a) To the fullest extent permitted by applicable law, notwithstanding any prior termination of this Agreement, the Transferor, the Servicer, the Indenture Trustee (in its capacity as Indenture Trustee hereunder and not in its individual capacity) and the Owner Trustee (in its capacity as Owner Trustee hereunder and not in its individual capacity) shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Issuer.

     (b) To the fullest extent permitted by applicable law, notwithstanding any prior termination of this Agreement, the Issuer, the Servicer, the Indenture Trustee (in its capacity as Indenture Trustee hereunder and not in its individual capacity) and the Owner Trustee (in its capacity as Owner Trustee hereunder and not in its individual capacity) shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Transferor, acquiesce, petition or otherwise invoke or cause the Transferor to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Transferor under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Transferor or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Transferor.

     Section 9.15. Limitation of Liability of Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company, but is made and intended for the purpose for binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or the other related documents.

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

     IN WITNESS WHEREOF, Transferor, the Servicer and the Issuer have caused this Transfer and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                                     DC FUNDING INTERNATIONAL, INC.,
                                     as Transferor

                                     By: ____________________________________
                                     Name:
                                     Title:


                                     FIRST NORTH AMERICAN NATIONAL BANK, as
                                     Servicer

                                     By: ____________________________________
                                     Name:
                                     Title:

                                     FNANB CREDIT CARD MASTER NOTE TRUST,
                                     Issuer

                                     By:  WILMINGTON TRUST COMPANY,
                                     not in its individual capacity but solely
                                     as Owner Trustee on behalf of the Issuer


                                     By: ____________________________________
                                     Name:
                                     Title:

Acknowledged and Accepted:

JPMORGAN CHASE BANK,
not in its individual capacity but
solely as Indenture Trustee

By: ___________________________________
Name:
Title:

FNANB Credit Card Master Note Trust
Transfer and Servicing Agreement Signature Page